                                                                       EXHIBIT 2

================================================================================



                         AGREEMENT AND PLAN OF MERGER

                                     Among

                               ZANY BRAINY, INC.
                         (a Pennsylvania corporation),

                             NOODLE KIDOODLE, INC.
                           (a Delaware corporation)

                                      and

                          NIGHT OWL ACQUISITION, INC.
                           (a Delaware corporation)



                          Dated as of April 21, 2000



================================================================================

                               TABLE OF CONTENTS

                                                                                                    Page No.
                                                                                                    --------
ARTICLE I THE MERGER.............................................................................       2

Section 1.1.   The Merger........................................................................       2
Section 1.2.   Closing, Effective Time of the Merger.............................................       2
Section 1.3.   Conversion and Cancellation of Securities.........................................       2
Section 1.4.   Exchange of Certificates..........................................................       3
Section 1.5.   Options...........................................................................       5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................       5

Section 2.1.   Organization, Powers and Qualifications...........................................       5
Section 2.2.   Subsidiaries......................................................................       6
Section 2.3.   Capital Stock.....................................................................       6
Section 2.4.   Certificate of Incorporation, By-Laws, Minute Books and Records...................       7
Section 2.5.   Authority; Binding Effect.........................................................       7
Section 2.6.   No Conflict; Approvals............................................................       8
Section 2.7.   Governmental Consents and Approvals...............................................       8
Section 2.8.   SEC Reports.......................................................................       8
Section 2.9.   Financial Statements..............................................................       9
Section 2.10.  Absence of Certain Changes........................................................       9
Section 2.11.  Indebtedness; Absence of Undisclosed Liabilities..................................      10
Section 2.12.  Assets............................................................................      10
Section 2.13.  Contracts.........................................................................      10
Section 2.14.  Insurance.........................................................................      11
Section 2.15.  Authorizations; Compliance With Law...............................................      11
Section 2.16.  Taxes.............................................................................      12
Section 2.17.  Absence of Litigation; Claims.....................................................      13
Section 2.18.  Employee Benefit Plans; Employment Agreements.....................................      13
Section 2.19.  Labor Matters.....................................................................      16
Section 2.20.  Environmental Matters.............................................................      16
Section 2.21.  Intellectual Property; Year 2000..................................................      18
Section 2.22.  Adequacy of Disclosure............................................................      19
Section 2.23.  Real Property.....................................................................      20
Section 2.24.  Tax Matters.......................................................................      21
Section 2.25.  Affiliates........................................................................      21
Section 2.26.  Board Action; Amendment of Rights Agreement; Applicability of Takeover Statutes...      21
Section 2.27.  Opinion of Financial Advisor......................................................      22
Section 2.28.  Brokers and Finders...............................................................      22
Section 2.29.  Accounting Matters................................................................      22
Section 2.30.  Voting Requirements...............................................................      22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................      22

Section 3.1.   Organization and Powers...........................................................      23
Section 3.2.   Capital Stock.....................................................................      23

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
Section 3.3.   Authority; Binding Effect.........................................................      24
Section 3.4.   No Conflict; Approvals............................................................      24
Section 3.5.   Governmental Consents and Approvals...............................................      24
Section 3.6.   SEC Reports.......................................................................      24
Section 3.7.   Financial Statements..............................................................      25
Section 3.8.   Absence of Certain Changes........................................................      25
Section 3.9.   Absence of Undisclosed Liabilities................................................      25
Section 3.10.  Absence of Litigation; Claims.....................................................      26
Section 3.11.  Authorizations; Compliance With Law...............................................      26
Section 3.12.  Adequacy of Disclosure............................................................      26
Section 3.13.  Assets............................................................................      26
Section 3.14.  Taxes.............................................................................      27
Section 3.15.  Employee Benefit Plans; Employment Agreements.....................................      27
Section 3.16.  Labor Matters.....................................................................      27
Section 3.17.  Environmental Matters.............................................................      28
Section 3.18.  Intellectual Property.............................................................      28
Section 3.19.  Tax Matters.......................................................................      29
Section 3.20.  Affiliates........................................................................      29
Section 3.21.  Opinion of Financial Advisor......................................................      29
Section 3.22.  Brokers and Finders...............................................................      29
Section 3.23.  Board Action......................................................................      29
Section 3.24.  Accounting Matters................................................................      29
Section 3.25.  Voting Requirements...............................................................      29
Section 3.26.  ZB Holdings LLC...................................................................      30

ARTICLE IV OTHER AGREEMENTS......................................................................      30

Section 4.1.   Conduct of the Company's Business.................................................      30
Section 4.2.   Conduct of Business by Parent Pending the Merger..................................      32
Section 4.3.   Parent's Undertakings.............................................................      33
Section 4.4.   Access to Information.............................................................      33
Section 4.5.   Stockholder Vote; Proxy Statement.................................................      33
Section 4.6.   Reasonable Best Efforts...........................................................      35
Section 4.7.   Public Announcements..............................................................      35
Section 4.8.   Notification......................................................................      36
Section 4.9.   Subsequent Financial Statements...................................................      36
Section 4.10.  Regulatory and Other Authorizations...............................................      36
Section 4.11.  Takeover Statute..................................................................      37
Section 4.12.  Indemnification of Directors and Officers.........................................      37
Section 4.13.  Affiliates........................................................................      37
Section 4.14.  Tax-Free Reorganization...........................................................      38
Section 4.15.  No Solicitation...................................................................      38
Section 4.16.  Accountant's Letters..............................................................      39
Section 4.17.  Employee Matters..................................................................      40
Section 4.18.  The Company's Chief Executive Officer and President...............................      40
Section 4.19.  Board of Directors................................................................      40
Section 4.20.  Undertakings Relating to the Real Property........................................      40
Section 4.21.  Company 401(k) Plans..............................................................      41


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
ARTICLE V CONDITIONS TO CLOSING..................................................................      41

Section 5.1.   Conditions to the Obligations of the Company and Parent and Merger Sub............      41
Section 5.2.   Conditions to the Obligations of the Company......................................      42
Section 5.3.   Conditions to the Obligations of Parent and Merger Sub............................      43

ARTICLE VI TERMINATION, AMENDMENT AND WAIVER.....................................................      44

Section 6.1.   Termination.......................................................................      44
Section 6.2.   Effect of Termination.............................................................      46
Section 6.3.   Amendment.........................................................................      47
Section 6.4.   Waiver............................................................................      47

ARTICLE VII MISCELLANEOUS........................................................................      47

Section 7.1.   Survival of Representations and Warranties........................................      47
Section 7.2.   Entire Agreement..................................................................      48
Section 7.3.   Notices...........................................................................      48
Section 7.4.   Governing Law.....................................................................      49
Section 7.5.   Jurisdiction......................................................................      49
Section 7.6.   Descriptive Headings..............................................................      49
Section 7.7.   Parties in Interest...............................................................      49
Section 7.8.   Counterparts......................................................................      49
Section 7.9.   Expenses..........................................................................      49
Section 7.10.  Personal Liability................................................................      49
Section 7.11.  Binding Effect; Assignment........................................................      49
Section 7.12.  Severability......................................................................      50
Section 7.13.  Legal Fees and Costs..............................................................      50

Schedule A:    Exceptions to the Definition of "Company Material Adverse Effect"
Schedule B:    Company Affiliate Agreement
Schedule C:    Exceptions to the Definition of "Parent Material Adverse Effect"
Schedule D:    Parent Affiliate Agreement
Schedule E:    Principal Terms of Employment Arrangements for Stanley Greenman
               and Stewart Katz
Schedule F:    Principal Terms of Severance Pay Plan for Certain Company
               Employees

                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of April 21,
                                              ---------
2000, is made by and among ZANY BRAINY, INC., a Pennsylvania corporation ("Parent"), NOODLE KIDOODLE, INC., a Delaware corporation ("the Company"), and
  ------                                                        -------
NIGHT OWL ACQUISITION, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub").
            ----------

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the respective Boards of Directors of Parent and the Company have each approved the business combination described herein in which the Company will become a subsidiary of Parent as a result of a merger of Merger Sub with and into the Company upon the terms and subject to the conditions hereinafter set forth (the "Merger"), pursuant to which each outstanding share of Common
                ------
Stock, par value $0.001 per share ("Company Common Stock"), of the Company will
                                    --------------------
be converted into the right to receive shares of Common Stock, par value $0.01 per share ("Parent Common Stock"), of Parent in the manner set forth herein;
            -------------------

     WHEREAS, the Boards of Directors of Parent and the Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and conditions set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                       ----

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests transaction under United States generally accepted accounting principles.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

     Section 1.1. The Merger. Subject to the terms and conditions hereof and in accordance with the Delaware General Corporation Law (the "DGCL"), as amended
                                                              ----
as of the Effective Time (hereinafter defined): (a) Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease;
(b) the Company shall continue as the surviving entity in the Merger (the "Surviving Entity") and shall succeed to all rights, assets, liabilities and
 ----------------
obligations of Merger Sub and the Company in accordance with the DGCL; (c) the Certificate of Incorporation and by-laws of Merger Sub, both as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation and by-laws of the Surviving Entity until thereafter altered, amended or repealed as provided therein and in accordance with applicable law, except that the first article of the Certificate of Incorporation shall be amended to read "The name of the Corporation is Noodle Kidoodle, Inc."; (d) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity; and (e) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity. From and after the Effective Time, the Merger will have all the effects set forth in Section 259 of the DGCL, the Certificate of Merger (hereinafter defined) and the Agreement.

     Section 1.2. Closing, Effective Time of the Merger. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at
                                                  -------
the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania as soon as practicable but no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Article V hereof or at such other time and place as the parties shall agree. The date on which the Closing occurs is herein referred to as the "Closing Date." At the Closing,
                                                 ------------
the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State
                            ---------------------
of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date or time agreed upon by Parent and the Company and set forth therein, the "Effective Time").
              --------------

     Section 1.3.   Conversion and Cancellation of Securities.

               (a) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock described in Section 1.3(b) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and become exchangeable for, the right to receive 1.233 (the "Common Exchange Ratio") shares of Parent Common Stock; provided that no
 ---------------------
fractional shares of Parent Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 1.4(i) hereof. The consideration to be received by the holders of Company Common Stock pursuant to this Section 1.3(a) is hereinafter referred to as the "Merger Consideration."
                                          ---------------------

               (b) At the Effective Time, each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and retired and cease to exist, and no cash, securities or other property shall be payable in respect thereof.

               (c) At the Effective Time, each share of Merger Sub common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall, by virtue of the

Merger and without any action by the holder thereof, be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Entity.

               (d) Pursuant to the DGCL, the holders of shares of Company Common Stock shall not have any dissenters or appraisal rights with respect to this Agreement or the Merger.

               (e) The Common Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), with respect to Parent Common Stock having a record date after the date hereof and prior to the Effective Time. The Common Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into the Company Common Stock), with respect to the Company Common Stock having a record date after the date hereof and prior to the Effective Time.

     Section 1.4.   Exchange of Certificates.

               (a) Prior to the Closing Date, Parent shall select a bank or trust company to act as exchange agent (the "Exchange Agent") in connection with
                                             --------------
the surrender of certificates (each, a "Certificate" and together, the
                                        -----------
"Certificates") evidencing shares of Company Common Stock converted into shares
 ------------
of Parent Common Stock pursuant to the Merger. At the Effective Time, Parent shall deposit with the Exchange Agent one or more certificates representing the shares of Parent Common Stock to be issued in the Merger (the "Merger Stock"),
                                                               ------------
which shares of Merger Stock shall be deemed to be issued at the Effective Time. At and following the Effective Time, Parent shall deliver to the Exchange Agent such cash as may be required from time to time to make payment of cash in lieu of fractional shares in accordance with Section 1.4(i) hereof.

               (b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Parent and the Surviving Entity may reasonably agree, and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Stock. Upon the proper surrender of Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and such other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the shares of Merger Stock that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time and any cash paid in lieu of fractional shares pursuant to Section 1.4(i)), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to properly evidence and effect such transfer and by evidence reasonably satisfactory to the Surviving Entity and Parent that any applicable stock transfer tax has been paid.

               (c) After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 1.4, be deemed for all purposes to evidence the right to receive upon such surrender the number of full shares of Parent Common Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

               (d) Except as otherwise expressly provided herein, the Surviving Entity shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Certificates for shares of Merger Stock. Any Merger Stock deposited with the Exchange Agent pursuant to Section 1.4(a) hereof, and not exchanged pursuant to Section 1.4(b) hereof for Company Common Stock within twelve months after the Effective Time, and any cash deposited with the Exchange Agent pursuant to Section 1.4(a) hereof, and not exchanged for fractional interests pursuant to Section 1.4(i) hereof for Company Common Stock within twelve months after the Effective Time, shall be returned by the Exchange Agent to the Surviving Entity which shall thereafter act as exchange agent subject to the rights of holders of Company Common Stock hereunder.

               (e) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made.

               (f) None of Parent, Merger Sub, the Company, the Surviving Entity or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of Merger Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares pursuant to Section 1.4(i) hereof delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

               (g) If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificates the Merger Stock for the shares represented thereby, deliverable in respect thereof, as determined in accordance with the terms hereof. When authorizing such payment in exchange for any lost, stolen or destroyed Certificates, the owner of such Certificate, as a condition precedent to such delivery, shall give Parent a bond satisfactory to Parent against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

               (h) No dividend or other distribution declared or made after the Effective Time with respect to the Merger Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock issuable upon surrender thereof until the holder of such Certificate shall surrender such Certificate in accordance with
Section 1.4(b). Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid, without interest, to the record holder of certificates representing whole shares of Merger Stock issued in exchange therefor: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Merger Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of Merger Stock. No holder of Company Common Stock shall be entitled to any interest on any cash amount payable for fractional interests pursuant to Section 1.4(i) hereof.

               (i) No certificates or scrip evidencing fractional shares of Merger Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a shareholder of Parent. In lieu of any such fractional shares, each holder of a Certificate previously evidencing Company Common Stock, upon surrender of such Certificate for exchange pursuant to this Article I, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the closing price for a share of Parent Common Stock on the Nasdaq National Market on the date of the Effective Time by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder at the Effective Time).

     Section 1.5. Options. At the Effective Time, each option granted by the Company pursuant to the Company Stock Plans (hereinafter defined) to purchase shares of Company Common Stock, which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and be converted into an option to purchase shares of Parent Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

               (a) the number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of (i) the number of shares of Company Common Stock subject to the original option, and (ii) the Common Exchange Ratio, the product being rounded down, if necessary, to the nearest whole share; and

               (b) the exercise price per share of Parent Common Stock under the new option shall be equal to (i) the exercise price per share of Company Common Stock under the original option divided by (ii) the Common Exchange Ratio, rounded up, if necessary, to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub as follows, except as set forth on a Disclosure Schedule delivered by the Company concurrently with the execution and delivery of this Agreement (the "Company
                                                                     -------
Schedule"), each of which exceptions shall specifically identify the relevant
--------
subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

     Section 2.1. Organization, Powers and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. The Company is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed in the Company Schedule, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Effect" means any
                                    -------------------------------
fact, condition, event, development
or occurrence which, individually or when taken together with all other facts, conditions, events, developments or occurrences, has an adverse effect of $2,500,000 or more on the financial condition, operating results or business of the Company and the Subsidiaries (hereinafter defined), taken as a whole; provided, however, that in no event shall the items set forth in Schedule A hereto be taken into account in determining whether a Company Material Adverse Effect has occurred.

     Section 2.2.   Subsidiaries.

               (a)  "Subsidiary" means, with respect to any party, any
                     ----------
corporation, limited liability company, partnership, Joint Venture or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries. As used in this Agreement, "Joint Venture" means, with respect to any party, any corporation, limited
 -------------
liability company, partnership, joint venture or other business association or entity in which (i) such party or any one or more of its Subsidiaries, directly or indirectly, owns or controls more than five percent (5%) and less than a majority of any class of the outstanding voting securities or economic interests, or (ii) such party or a Subsidiary of such party is a general partner.

               (b) The Company Schedule lists each Subsidiary and each Joint Venture of the Company, the jurisdiction of its organization and the amount of its securities outstanding and the owners thereof. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith. Each Subsidiary is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed in the Company Schedule, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. All issued and outstanding shares of capital stock of each Subsidiary have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable, and, except as set forth in the Company Schedule, are lawfully owned of record and beneficially by the Company or another Subsidiary free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever ("Liens"). There are no
                                                       -----
existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of any Subsidiary, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of any Subsidiary, nor is the Company or any Subsidiary subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of any Subsidiary, in any case except as set forth in the Company Schedule. Except for the Subsidiaries and the Joint Ventures or as set forth in the Company Schedule, neither the Company nor any Subsidiary directly or indirectly (i) owns or controls any shares of any corporation nor has any voting securities of, or economic interest in, either of record, beneficially or equitably, in any association, partnership, limited liability company, joint venture or other legal entity, or (ii) is a general partner of any partnership.

     Section 2.3. Capital Stock. The Company has authorized capital stock consisting of 15,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $0.001 per share ("Company Preferred Stock"), of
                                              -----------------------
which only 440,000 shares have been designated Series A Junior Participating Preferred Shares. As of April 17, 2000: (a) 7,605,640 shares of

Company Common Stock were issued and outstanding, (b) no shares of Company Preferred Stock were issued and outstanding, (c) 901,261 shares of Company Common Stock were held as treasury shares, and (d) 1,181,219 shares of Company Common Stock were reserved for issuance under the Company's Stock Incentive Plan (the "Plan") and the Outside Directors' Stock Option Plan (the "Directors' Plan"
      ----                                                      ---------------
and, together with the Plan, the "Company Stock Plans") (including (i) 1,107,219
                                  -------------------
shares reserved for issuance under the Plan, 861,675 of which were subject to outstanding options and 236,721 of which were reserved for future option grants, and (ii) 74,000 shares reserved for issuance under the Directors' Plan, all of which were subject to outstanding options. Since April 17, 2000, no additional shares of capital stock have been reserved for issuance by the Company and the only issuances of shares of capital stock of the Company have been issuances of Company Common Stock upon the exercise of outstanding Company stock options. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws, and all of such treasury shares were acquired by the Company in compliance with all applicable laws, including, without limitation, all applicable federal and state securities laws. No shares of capital stock issued by the Company are or were at the time of their issuance subject to preemptive rights. There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of the Company, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of the Company, in any case except as set forth in the Company Schedule. There are no securities, rights, warrants, options or other instruments outstanding which, after consummation of the Merger, would be convertible into or exercisable for securities of the Surviving Entity, and all outstanding options and warrants of the Company will become options or warrants solely with respect to Parent Common Stock on the terms described in Section 1.5 hereof. There are no voting trusts or other agreements or understandings to which the Company is a party, nor, to the knowledge of the Company, to which any stockholder of the Company is a party, with respect to the voting of capital stock of the Company.

     Section 2.4. Certificate of Incorporation, By-Laws, Minute Books and Records. The copies of (a) the Certificate of Incorporation and all amendments thereto and of the By-laws, as amended, of the Company and (b) the Certificate of Formation and all amendments thereto and of the Operating Agreement of the Subsidiary, which have been made available to Parent are true, correct and complete copies thereof as in effect on the date hereof. The minute books of the Company which have been made available for inspection contain minutes, which are accurate and complete in all material respects, of all meetings, except for the Board of Directors meetings held on April 14, 2000 and April 19, 2000, and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the Stockholders of the Company since its date of incorporation.

     Section 2.5. Authority; Binding Effect. The Company has all requisite corporate power and authority to execute and deliver this Agreement to consummate the transactions contemplated hereby and to perform its obligations hereunder. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (a) the approval, execution and delivery on its behalf of this Agreement, and (b) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been taken, except that the adoption of this Agreement must be approved by the affirmative vote of a majority of the votes cast by the holders of the then outstanding shares of Company Common Stock of record on the record date for the Company Stockholders Meeting (the "Required Company Stockholder Approval"). This Agreement
              -------------------------------------
constitutes the Company's valid and
binding agreement, enforceable against it in accordance with its terms, except
(y) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (z) for the limitations imposed by general principles of equity.

     Section 2.6. No Conflict; Approvals. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby and the performance of the obligations herein will not, (a) violate or conflict with the Company's charter or by-laws or the comparable organizational documents of any of its Subsidiaries, (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any Contract (hereinafter defined) to which the Company or any Subsidiary is a party or by which it is bound, or (c) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 2.7 or in the Company Schedule in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (b) and (c), for any such breaches, defaults, Liens, third party rights, cancellations, modifications, accelerations or losses of benefits, conflicts or violations which would not have a Company Material Adverse Effect and would not prevent the Company from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

     Section 2.7. Governmental Consents and Approvals. Except as set forth in the Company Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any local, state, federal or foreign court, administrative agency, commission or other governmental or regulatory authority, agency or instrumentality ("Governmental Entity"), except (a) the filing of the
                  -------------------
Registration Statement (hereinafter defined) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as
                 ---
amended, and the rules and regulations thereunder (the "Securities Act") and the
                                                        --------------
entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (b) the filing of the Proxy Statement (hereinafter defined) and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (c) notification
                                           ------------
pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (d) the filing and recording of the
                                 -------
Certificate of Merger in accordance with the DGCL and (e) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent it from performing its obligations under this Agreement or have a Company Material Adverse Effect.

     Section 2.8. SEC Reports. The Company has filed all required forms, reports and documents with the SEC since February 1, 1997 (collectively, the "Company's SEC Reports"). The Company's SEC Reports have complied in all
 ---------------------
material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the Company's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has heretofore delivered to Parent, in the form filed with the SEC, all of the Company's SEC Reports.

     Section 2.9. Financial Statements. The Company has delivered to Parent true and complete copies of the (a) consolidated balance sheet of the Company and Subsidiaries at January 30, 1999 and the related consolidated income statement and statement of cash flow for the year then ended, together with the notes thereto, audited by Janover Rubinroit, LLC, and (b) unaudited consolidated balance sheet of the Company and Subsidiaries at January 29, 2000 and February 26, 2000 and the related consolidated income statement and statement of cash flow for the periods ended January 29, 2000 and February 26, 2000, all of which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved ("GAAP") (except as may be
                                                       ----
indicated in the notes thereto and except that the unaudited interim financial statements may not include all notes thereto required by GAAP). Such balance sheets, including the related notes, fairly present the consolidated financial position of the Company and Subsidiaries at the dates indicated and such consolidated income statements and statements of cash flow fairly present the consolidated results of operations, and cash flow of the Company and Subsidiaries for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments, which will not be material). The unaudited consolidated balance sheet of the Company and its Subsidiaries at January 29, 2000 described above is referred to herein as the "Company 1999 Balance Sheet." The unaudited consolidated financial statements of
 ---------------------------
the Company and its Subsidiaries as at and for the year ended January 29, 2000 are referred to herein as the "Company Unaudited Financial Statements."
                               ---------------------------------------

     Section 2.10. Absence of Certain Changes. Except as described in the Company Schedule, since January 29, 2000 (the "Balance Sheet Date"), the Company
                                               -------------------
and the Subsidiaries have conducted their business solely in the ordinary course consistent with past practice. Except as otherwise disclosed in the Company Schedule, since the Balance Sheet Date, the Company and the Subsidiaries have not:

               (a)  suffered any Company Material Adverse Effect;

               (b) been subject to any other events or conditions of any character that would prevent the Company from performing its obligations under this Agreement or the Stockholder Agreements or prevent or delay the consummation of any of the transactions contemplated hereby or thereby;

               (c) incurred any material liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any material Lien, or paid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its material assets or properties; or

               (d) taken or been subject to any other action or event that would have required the consent of Parent pursuant to Section 4.1(a), (b), (c) or (d) hereof had such section then been in effect.

     Section 2.11. Indebtedness; Absence of Undisclosed Liabilities. The Company Schedule discloses as of the Balance Sheet Date all indebtedness for money borrowed of the Company or any Subsidiary, accurately disclosing for each such indebtedness the payee, the original principal amount of the loan, the unpaid balance of the loan, the interest rate and the maturity date. Neither the Company nor the Subsidiaries have any material indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (a) as and to the extent reflected, reserved against or otherwise disclosed in the Company 1999 Balance Sheet, (b) for liabilities and obligations incurred subsequent to the Balance Sheet Date in the ordinary course of business and which do not have a Company Material Adverse Effect or prevent the Company from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby or (c) as disclosed in the Company Schedule.

     Section 2.12. Assets. Except as described in the Company Schedule, each of the Company and the Subsidiaries have valid leasehold title to all personal property leased by it and good and marketable title to its owned personal property, including, without limitation, those assets and properties reflected in the Company 1999 Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except (a) the lien of current taxes not yet due and payable, (b) properties, interests, and assets disposed of by the Company or any Subsidiary since the Balance Sheet Date solely in the ordinary course of business consistent with past practice, (c) liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security and public liability laws and other similar legislation, (d) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business, (e) such secured indebtedness as is disclosed in the Company 1999 Balance Sheet covering the properties referred to therein, and (f) such imperfections of title, easements and encumbrances, if any, as do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto ("Permitted
                                                                      ---------
Liens"). Except as set forth in the Company Schedule, all buildings, structures,
-----
facilities, equipment and other items of tangible personal property reflected on the Company 1999 Balance Sheet or acquired since the Balance Sheet Date are in good operating condition and repair, subject to normal wear and maintenance and are useable in the ordinary course of business of the Company and the Subsidiaries.

     Section 2.13.  Contracts.

               (a) The Company Schedule lists each written or oral contract, agreement, arrangement, lease, instrument, mortgage or commitment, and provides an accurate summary of all material terms, to which the Company or a Subsidiary is a party or may be bound or to which their respective properties or assets may be subject ("Contract") (i) which is material to the Company or a Subsidiary
             --------
other than Contracts that are cancelable by the Company upon 90 days or less prior written notice, have no penalty for cancellation by the Company or involve the expenditure of less than $50,000; (ii) which is with any present or former employee or for the employment of any person or consultant or which is a non-compete arrangement with any employee of the Company or a Subsidiary; (iii) which is a severance agreement, program or policy of the Company or a Subsidiary with or relating to its employees; (iv) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby or which contain change in control provisions; (v) which involves a material commission, representative, franchise, distributorship or sales agency arrangement; (vi) which is a material conditional sale or lease arrangement; (vii) which involves a material license or other arrangement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or a Subsidiary in the conduct of its business; (viii) which represents any confidentiality or non-disclosure arrangement pursuant to which the Company or a Subsidiary has agreed to keep confidential information obtained from any other person; (ix) which imposes an obligation of exclusivity on the Company or any Subsidiary or any successor thereto or which is an arrangement limiting or restraining the Company or any Subsidiary or any successor thereto from engaging or competing in any manner or in any business; or (x) under which the Company or any Subsidiary guarantees the payment or performance by others or in any way is or will be liable with respect to obligations of any other person.

               (b) All Contracts other than Real Estate Leases, which are addressed in Section 2.23 hereof, are valid and binding and in full force and effect as to the Company on the date of this Agreement except to the extent they have previously expired in accordance with their terms or except to the extent that their invalidity would not have a Company Material Adverse Effect. None of the Company, the Subsidiaries nor, to the Company's knowledge, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract other than Real Estate Leases, which are addressed in Section 2.23 hereof, the termination or violation of which, or the default under which, might have a Company Material Adverse Effect. True and complete copies of all Contracts listed in the Company Schedule, together with all amendments thereto through the date hereof, have been delivered to Parent.

     Section 2.14. Insurance. The Company Schedule accurately sets forth as of the day preceding the date hereof all policies of insurance, other than title insurance policies, held by or on behalf of the Company. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. In the reasonable judgment of the Company, such policies are in amounts which are adequate in relation to the business and properties of the Company, and all premiums due on the Balance Sheet Date have been paid in full or are fully reserved for on the Company 1999 Balance Sheet.

     Section 2.15.  Authorizations; Compliance With Law.

               (a) The Company and the Subsidiaries hold all licenses, certificates, consents, permits, approvals, and authorizations ("Authorizations") from all Governmental Entities and other persons which are
  --------------
necessary for the lawful conduct of their respective businesses and their use and occupancy of their assets and properties in the manner heretofore conducted, used and occupied, except where the failure to hold any of the foregoing would not impose a material penalty or liability on the Company or prevent the Company from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby. A complete and correct list of the material Authorizations held by the Company and its Subsidiaries are set forth in the Company Schedule. All of such Authorizations are valid, in good standing and in full force and effect and the Company and the Subsidiaries are in compliance in all material respects with the requirements, standards, criteria and conditions set forth in such Authorizations. No event has occurred with respect to the material Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the Authorizations, and no terminations thereof have been, to the knowledge of the Company, threatened.

               (b) The Company and each of the Subsidiaries is in compliance in all material respects with all applicable laws, statutes, ordinances, codes, rules and regulations of any

Governmental Entities other than Environmental Laws, which are addressed in
Section 2.20 of this Agreement.

     Section 2.16.  Taxes.

               (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company or the Subsidiaries (the "Tax Returns") on or prior to the date hereof or with respect
                   -----------
to taxable periods ending on or prior to the date hereof with respect to any federal, state, local or foreign taxes, assessments, deficiencies, fees and other governmental charges or impositions (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, transfer, franchise, license, school and any other tax or similar governmental charge or imposition (including interest, penalties or additions with respect thereto) under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) ("Taxes") have been or will be timely
                                            -----
filed with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect in all material respects the liabilities of the Company and the Subsidiaries for Taxes for the periods, property or events covered thereby.

               (b) All Taxes, including, without limitation, those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Company or any Subsidiary as of the date hereof have been timely paid, withheld or accrued. The accruals for Taxes contained in the Company 1999 Balance Sheet are adequate to cover the tax liabilities of the Company and the Subsidiaries as of the Balance Sheet Date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate.

               (c) Neither the Company nor the Subsidiaries have received any notice of assessment or proposed assessment in connection with any Taxes or Tax Returns other than in connection with routine state examinations for sales or property taxes, and the like, none of which individually or in the aggregate are material, and there are no material pending tax examinations of or material tax claims asserted against the Company or the Subsidiaries or any of their respective assets or properties. Neither the Company nor any Subsidiary has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of Taxes other than in connection with routine state examinations for sales or property taxes, and the like, none of which individually or in the aggregate are material.

               (d) There are no material tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company or the Subsidiaries. The Company has no knowledge of any basis for any additional assessment of any Taxes. The Company and the Subsidiaries have made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including, without limitation, the portion of such deposits relating to taxes imposed upon the Company or the Subsidiaries.

               (e) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any current or former officer, director, employee, consultant or independent contractor of the Company or any Subsidiary that, individually or collectively, could give rise to or entail any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. There is no contract, agreement, plan or arrangement to which the Company or any Subsidiary is a party or by which it is bound to compensate any individual for excise Taxes pursuant to Section 4999 of the Code.

               (f) Neither the Company nor any Subsidiary (i) has filed a consent under Section 341(f) of the Code or (ii) is or has been a United states real property holding corporation within the meaning of Section 897(c) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.

               (g) Neither the Company nor any Subsidiary is or has been at any time a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and neither the Company nor any Subsidiary has (i) been a member of an affiliated group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company), or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or assumed the Tax liability of any other Person under contract.

               (h) None of the Company's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

               (i) Neither the Company nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which might otherwise constitute a part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     Section 2.17. Absence of Litigation; Claims. Except as disclosed on the Company Schedule, there are no material claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, or with respect to which any director, officer, employee or agent is or may be entitled to claim indemnification from the Company or any Subsidiary, before any Governmental Entity or arbitrator, which, if decided adversely to the Company or such Subsidiary, could prevent the Company from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, nor is there any judgement, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which could reasonably be expected to have such effect.

     Section 2.18.  Employee Benefit Plans; Employment Agreements

               (a) The Company Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is maintained or sponsored by the Company, any
                   -----
trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or
             ---------------
any Subsidiary of the Company, and (ii) any other benefit arrangement, obligation or other practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contractors that is maintained by the Company or to which the Company contributes or for which the Company has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA

Affiliate including, without limitation, all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, incentive arrangement, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, worker's compensation, stock option, stock grant or stock purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control and other similar fringe or employee benefit plans, programs or arrangements, and any employment or executive compensation or severance policies or agreements, written or otherwise, for the benefit of, or relating to, any employee or former employee of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or
Section 4212(c) of ERISA (together, the "Employee Plans"), excluding former
                                         --------------
agreements under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company Schedule lists all plan documents, trust agreements, brochures, summaries, policies and Form 5500s related to the Employee Plans that have been provided or have been made available to Parent. The plans marked on the Company Schedule as "Qualified Plans" are the only Employee Plans that are intended to meet the requirements of 401(a) of the Code (a "Qualified Plan"). The Company does not sponsor, maintain or have any liability with respect to, and to the knowledge of the Company, the Company has never maintained or contributed, to any other Qualified Plan.

               (b) (i) Except as set forth in the Company Schedule, or as required by Section 4980B of the Code, none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, none of the Employee Plans is a `multiemployer plan' as such term is defined in
Section 3(37) of ERISA and the Company does not sponsor, maintain, contribute or have any liability with respect to, and to the knowledge of the Company has never sponsored, maintained, or contributed to any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA; (ii) there has been no breach of any fiduciary duty, as described in Section 404 of ERISA, or no `prohibited transaction', as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of the Company or any of its Subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), all employee plans have been
              ---
operated at all times in accordance with their terms, and the Company and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify as exempt from tax under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS or is a standardized prototype plan with an IRS identification number, and nothing has occurred with respect to the design or operation of any Qualified Plan that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code, and the Qualified Plans have been timely amended to comply with current law; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years and the Company has paid all amounts that the Company is required to pay as contributions to the Employee Plans as of the last day of the most recent fiscal year of each of the Employee Plans, all benefits accrued under any funded or unfunded Employee Plan will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date, and all monies withheld from employee paychecks with respect to Employee Plans have been transferred to the appropriate Employee Plan in a timely manner as required by applicable law; (vi) with respect to each Employee Plan, no `reportable event' within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063, 4604 or 4041 of ERISA has occurred; (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course); (viii) neither the Company nor any ERISA Affiliate has incurred any liability for any excise, income or other taxes or penalties with respect to any Employee Plan, and no event has occurred and no circumstance exists that could give rise to any such liability; (ix) there are no pending or threatened claims against any Employee Plan (other than routine claims for benefits) or against any fiduciary of an Employee Plan with respect to such plan, nor is there any basis for such a claim; (x) no Employee Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by any governmental entity; and (xi) no matters are pending with respect to any Employee Plan under any governmental corrective or remedial program. The Company has made no plan or commitment to create any additional Employee Plan or to modify or change any existing Employee Plan, no written statement or, to the knowledge of the Company, oral statement, has been made by the Company to any person with regard to any Employee Plan that was not in accordance with the Employee Plans and that could have adverse economic consequences to the Company. Except as set forth in the Company Schedule, all Employee Plans may be amended or terminated without penalty by the Company at any time on or after the Closing Date.

               (c) The Company Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its Subsidiaries who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. The Company Schedule
          ---
also sets forth the total number of such ISOs and such nonqualified options.

               (d) Except as disclosed on the Company Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect could be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code).

               (e) All persons classified by the Company as independent contractors satisfy and have at all times satisfied the requirements of applicable federal or state law to be so classified; the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Company has no obligations to provide benefits with respect to such persons under Employee Plans or otherwise. The Company does not employ and has not employed any "leased employees" as defined in Section 414(a) of the Code.

     Section 2.19. Labor Matters. Except as disclosed on the Company Schedule, there are no material controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective employees. Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by the Company or any of its Subsidiaries as an exclusive bargaining representative for employees of the Company or any of its Subsidiaries. Except as disclosed on the Company Schedule, to the Company's knowledge, there is no significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Company Schedule, (a) there is no active arbitration under any collective bargaining agreement involving the Company or any of its Subsidiaries, (b) there is no unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against the Company or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to the Company's knowledge, threatened, and (c) there is no strike, picketing or work stoppage by, or any lockout of, employees of the Company or any of its Subsidiaries pending, or to the Company's knowledge, threatened, against or involving the Company or any of its Subsidiaries. There is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company, threatened, relating to labor matters in respect of which any director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or a Subsidiary pursuant to their respective charters or by-laws or under any indemnification agreements.

     Section 2.20.  Environmental Matters

               (a)  Except as set forth in the Company Schedule:

                    (i) no written notice, notification, demand, request for information, citation, summons or order has been received by the Company or any Subsidiary, no complaint has been filed, no penalty has been assessed and no investigation, action, claim or proceeding is pending or, to the knowledge of the Company, threatened by any Governmental Entity or other Person against the Company or any Subsidiary under any Environmental Law, except for those which would not reasonably be expected to result in a Company Material Adverse Effect;

                    (ii) neither the Company nor any Subsidiary has incurred any Environmental Liabilities, which would result in a Company Material Adverse Effect, and, to the knowledge of the Company, there are no facts, conditions or circumstances which could reasonably be expected to result in or be the basis for any such liability, which, if adversely determined, would result in a Company Material Adverse Effect;

                    (iii) no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or underground storage tank (active or abandoned) are or have been present at, on, under or in any property currently owned, or to the Company's knowledge, operated or leased by the Company or any Subsidiary, or, to the Company's knowledge, at, on, under or in any property previously owned, operated or leased by the Company or any Subsidiary, which would result in a Company Material Adverse Effect.

                    (iv) no Releases of Hazardous Substance have occurred at, on, under or from any real property or any other property currently owned, or to the Company's knowledge, operated or leased by the Company or any Subsidiary or, to the Company's knowledge, previously owned, operated or leased by the Company or any Subsidiary in a concentration, amount or location that would require any remedial investigation or action obligations, including any remedial obligations, under any Environmental Law, which would give rise to a Company Material Adverse Effect;

                    (v) neither the Company nor any Subsidiary has transported or arranged for the treatment, storage, handling or disposal of any Hazardous Substances to any off-site location that has or, to the Company's knowledge, would result in liability to the Company or any Subsidiary, except for such liability that would not reasonably be expected to result in a Company Material Adverse Effect;

                    (vi) the Company and each Subsidiary and their respective operations are in compliance with all Environmental Laws, and have and are in compliance with all Environmental Permits, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect.

               (b) Except as set forth in the Company Schedule, there has been no environmental investigation, study, audit, test, review or other analysis conducted (except as set forth in schedule) in relation to any property or facility now owned or, to the Company's knowledge, previously owned or leased by the Company or any Subsidiary, which has not been delivered by the Company to Parent prior to the date of this Agreement.

               (c) Except as set forth in the Company Schedule, the Merger will not require any governmental approvals under Environmental Laws, including those that are triggered by sales or transfers of businesses or real property, except for such governmental approvals, the absence of which would not result in a Company Material Adverse Effect.

               (d)  For purposes of this Section, the terms "Company" and
                                                             -------
"Subsidiary" and "Subsidiaries" shall include any and all predecessor entities.
 ----------       ------------

               (e)  As used in this Section 2.20:

                    (i)    "Environmental Laws" means any federal, state or
                            ------------------
local law (including, without limitation, common law), judicial decision, regulation, rule, judgment, order, decree, injunction, permit or agreements with any Governmental Entity relating to the environment, human health and safety, worker health and safety and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Release of Hazardous Substances.

                    (ii)   "Environmental Liabilities means any and all
                            -------------------------
liabilities resulting from the operations of the Company or any of its Subsidiaries at any property now or previously owned, leased or operated by the Company or any of its Subsidiaries or any activities or operations occurring or conducted at the real property owned, leased or used by the Company or any Subsidiary (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which arise under or relate to any Environmental Law.

                    (iii)  "Environmental Permits" means all permits, licenses,
                            ---------------------
franchises, certificates, approvals and other similar authorizations of any Governmental Entity relating to or required by Environmental Laws and affecting, or relating in any way to, the business operations, assets, liabilities, rights or obligations of the Company or any Subsidiary.

                    (iv)   "Hazardous Substance" means petroleum, petroleum
                            -------------------
hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous
                                                              ---------
substances," "hazardous materials," "hazardous wastes," "extremely hazardous
----------    -------------------    ----------------    -------------------
wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants,"
------    ---------------------------    ----------------    ----------------
"pollutants," "regulated substances," "solid wastes," or "contaminants" or words
 ----------    --------------------    ------------       ------------
of similar import, under any Environmental Law.

                    (v)    "Release" means any spilling, leaking, pumping,
                            -------
pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the environment.

     Section 2.21.  Intellectual Property; Year 2000.

               (a) The Company Schedule lists each patent or registered copyright, trademark, service mark and any pending application filed for any of the foregoing of the Company and its Subsidiaries. Except as set forth in the Company Schedule, the Company and each of its Subsidiaries owns, or is licensed pursuant to fully-paid (other than upgrade costs and purchaser maintenance costs), perpetual licenses to use, or otherwise possesses or has legally enforceable rights to use, all software (including object and source codes and all related manuals and other documentation), firmware, copyrights, patents, trademarks, service marks, trade names, trade secrets and proprietary technologies, know-how, and all other inventions, discoveries, improvements, processes and formulas (secret or otherwise) and any related documentation thereto used or possessed by or related to the Company and to any Subsidiary or necessary for the current conduct of the business of the Company or of any Subsidiary (the "Intellectual Properties").
                 -----------------------

               (b) The Company and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of the transactions contemplated hereby, in violation of any licenses, sublicenses and other Contracts to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any Subsidiary is authorized to use any patent, copyright, trademark, trade name, service mark or any other form of intellectual property or trade secret owned by a third party.

               (c) To the knowledge of the Company, all copyrights, patents, trademarks, service marks and trade names held by the Company and its Subsidiaries are valid and subsisting, except for any failures so to be valid and subsisting that, individually or in the aggregate, would not have a Company Material Adverse Effect.

               (d) Except as set forth in the Company Schedule, no present or former employee of, or consultant to, the Company or, to the knowledge of the Company, any other person (including, without limitation, any former employer of a present or former employee or consultant of the Company) has any proprietary, commercial or other interest, direct or indirect, in the Intellectual Properties.

               (e) To the knowledge of the Company, all of the Intellectual Properties owned by the Company or by any Subsidiary have been adequately protected by patents, trade secret processes, non-disclosure agreements, and, where appropriate, by affixing a copyright notice to any such Intellectual Properties, and the Company has not received notice from a third party of any claim of infringement or any other claims relating to any such Intellectual Properties.

               (f) In conducting their respective business as presently conducted, to the knowledge of the Company, except as disclosed in the Company Schedule, neither the Company nor any Subsidiary is infringing upon or unlawfully or wrongfully using any patent, copyright, trademark, trade name, service mark or any other form of intellectual property or trade secret owned or claimed by another. Neither the Company nor any Subsidiary is in default under, nor has it received any notice of any claim of infringement or any other claim or proceeding relating to, any such patent, copyright, trademark, trade name, service mark, trade secret or any other form of intellectual property or any agreement relating thereto.

               (g) To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Properties by any third party, including any of the Company's or any of its Subsidiaries' employees or former employees.

               (h) To the knowledge of the Company, all information technology (including, without limitation, software and firmware) used by the Company or by any Subsidiary, including, without limitation, in all services and products provided by the Company or any such Subsidiary, whether to third parties or for internal use, or, to the knowledge of the Company after reasonable investigation, used in combination with any information technology of its customers or suppliers, accurately processes date and time data (including, without limitation, calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000. Neither the Company nor any Subsidiary has any obligations under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000.

     Section 2.22. Adequacy of Disclosure. The Company has made available to Parent copies of all documents listed or referred to in the Company Schedule hereto or referred to herein. All documents and materials delivered or made available in connection with Parent's investigation of the Company in connection with the transactions contemplated hereby, are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder. No representation or warranty by the Company in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Parent pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

     Section 2.23.  Real Property.

     (a) The Company Schedule lists all real estate used in the operation of the Company and its Subsidiaries as well as any other real estate that is owned by, leased or otherwise in the possession of the Company and its Subsidiaries and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"). The Real Property consists of the following: (i) the distribution center in Phillipsburg, New Jersey (the "Phillipsburg Distribution

Center)", (ii) the office facility in Sysosset, New York (the "Sysosset Facility"), which the Company leases pursuant to the lease described on the Company Schedule (the "Sysosset Lease"), (iii) the distribution center in Allentown, Pennsylvania (the "Allentown Distribution Center"), which the Company leases pursuant to the lease described on the Company Schedule (the "Allentown Lease"), (iv) all retail store locations (the "Existing Stores") leased by the Company and/or its Subsidiaries, and (v) all retail store locations as to which the Company and/or its Subsidiaries are negotiating leases (the "Future Stores"). The leases for the Existing Stores are referred to as the "Existing Store Leases", and the leases being negotiated for the Future Stores (so long as they are not fully executed by the parties thereto) are referred to as the "Future Store Leases". The Sysosset Lease, the Allentown Lease, and the Existing Store Leases are referred to as the "Real Estate Leases".

     (b) The Company has good and marketable fee simple title (subject only to the exceptions set forth in Item 2.23 to the Company Schedule (the "Permitted
                                                                    ---------
Encumbrances")) to the land, buildings and improvements comprising the
------------
Phillipsburg Distribution Center. Neither the Company nor any Subsidiary has any fee ownership interest in any Real Property except the Phillipsburg Distribution Center.

     (c) The Company has made available to Parent correct and complete copies of the Real Estate Leases, as amended and currently in effect, all subordination, non-disturbance and attornment agreements and other agreements with landlord's lenders and/or ground lessors to which the tenant is a party, and all written violation notices or notices of default concerning the lease or the leased premises. Each Real Estate Lease (i) is valid and in full force and effect with respect to the Company and, (ii) to the knowledge of the Company and its Subsidiaries, (A) constitutes the legal, valid and binding obligation of the landlord thereunder, enforceable in accordance with its terms, other than with respect to bankruptcy, fraudulent conveyance, moratorium, insolvency and other exceptions affecting creditors generally, (B) has not been modified, extended or supplemented in any material way and (C) constitutes the entire agreement among the parties thereto such that there are no material understandings, representations, warranties, allowances, concessions or promises not fully set forth therein. Neither the Company nor any Subsidiary has assigned any of the Real Estate Leases, or subleased or granted any license or other rights to use all or any portion of any leased premises, to any other party, except as set forth in Item 2.23 on the Company Schedule.

     (d) To the knowledge of the Company, neither the Company nor any Subsidiary is in default under any Real Estate Lease, all rent and other sums payable by or to the Company or any Subsidiary thereunder are current within applicable notice and grace periods and no landlord under any Real Estate Lease has asserted a written notice of default on the part of the Company or any Subsidiary thereunder and, to the knowledge of the Company, there is no default under any Real Estate Lease by any other party.

     (e) All of the Real Property is usable in the ordinary course of business and, to the knowledge of the Company, conforms in all material respects with any applicable laws, statutes, ordinances, codes, rules and regulations of any Governmental Entities relating to its construction, use and operation. Except as set forth on the Company Schedule, the Company has not received any written notice of actual or asserted material violation of any certificate of occupancy or any material zoning, subdivision, building or other laws or governmental requirements, or any written notice from an insurance carrier or board of fire underwriters claiming defects or deficiencies in any Real Property which has not been corrected. To the knowledge of the Company, all improvements constructed or to be constructed pursuant to any Real Estate Lease have been completed substantially in compliance with such lease and the use of the Real Property in the conduct of the business of the Company and or a Subsidiary is a permitted use under the terms of such lease.

     (f) Except as set forth on the Company Schedule, (i) neither the Company nor any Subsidiary has been notified in writing by any landlord under any Real Estate Lease that the landlord contests or seeks or intends to audit the Company's records with respect to the Company's sales and/or percentage rent,
(ii) all of the Existing Stores are open for business and operating, and none of the Existing Stores is subject to any rent abatement or to any limitation on use due to casualty, condemnation, repair or other matter which is not reasonably expected to be restored or remedied, (iii) the Company and its Subsidiaries have no knowledge of any violation of any co-tenancy requirement or tenant exclusive benefiting the Company or any Subsidiary under any of the Existing Store Leases, or of the existence of any condition which with the passage of time or the giving of notice or both would constitute a violation of any such co-tenancy or exclusivity requirement, (iv) neither the Company nor any Subsidiary has received any written notice from any landlord exercising any right of relocation under any Real Estate Lease or stating that the landlord intends to relocate any Existing Store to alternate space, or to cancel, terminate or refuse to renew any Real Estate Lease, or to recapture all or any portion of the leased premises, or to exercise or decline to exercise any option or other right thereunder, and (v) neither the Company nor any Subsidiary is obligated to pay any brokerage fees, commissions or finders fees in connection with any of the Real Estate Leases.

     (g) The Company has no written notice of any pending or threatened condemnation proceeding which would or could result in the termination or reduction of the use of or current access to any of the Real Property from existing public streets, or of any reduction in or access to the sewer, water or other utility services presently serving any of the Real Property.

     Section 2.24. Tax Matters. Neither the Company or its Subsidiaries, nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 2.25. Affiliates. Except for the persons listed in the Company Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 under the Securities Act.

     Section 2.26. Board Action; Amendment of Rights Agreement; Applicability of Takeover Statutes.

               (a) The Board of Directors of the Company has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the Board of Directors of the Company for the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

               (b) The Board of Directors of the Company has amended the Rights Agreement of the Company (the "Rights Agreement") in accordance with its terms
                               ----------------
to render it inapplicable to the transactions contemplated by this Agreement.
No holder of rights issued under the Rights Agreement shall be entitled to exercise such rights under, or be entitled to any rights or benefits pursuant to, such Rights Agreement solely by reason of the approval, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (c) The provisions of Section 203 of the DGCL will not apply to this Agreement or any of the transactions contemplated hereby. No other "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date
                               ----------------
hereof or any anti-takeover provision in the Company's Certificate of Incorporation or By-laws is applicable to the Company, the shares of Company Common Stock, the Merger or the other transactions contemplated by this Agreement.

               (d) The Company represents and warrants that as of the date hereof it has been advised by each of its directors and executive officers that each such person intends to vote his shares of Company Common Stock in favor of the approval and adoption of this Agreement and the Merger.

     Section 2.27. Opinion of Financial Advisor. The Company has received the opinion of PaineWebber Incorporated (the "Company Financial Advisor"), dated
                                          -------------------------
April 19, 2000, to the effect that, as of such date, the Common Exchange Ratio is fair to the stockholders of the Company from a financial point of view and a copy of such opinion has been made available to Parent.

     Section 2.28. Brokers and Finders. Neither the Company nor any Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that the Company has employed the Company Financial Advisor as its financial advisor pursuant to the terms of an engagement letter, a true and complete copy of which has previously been furnished to Parent.

     Section 2.29. Accounting Matters. Except as set forth on the Company Schedule, to the knowledge of the Company, neither the Company nor any of its Subsidiaries or their respective affiliates has taken or agreed to take any action, and no fact or circumstance is known to the Company or any of its subsidiaries that would prevent the Company from accounting for the Merger as a "pooling of interests."

     Section 2.30. Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement and the Merger.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub each represents and warrants to the Company as follows, except as set forth on a Disclosure Schedule delivered by Parent concurrently with the execution and delivery of this Agreement (the "Parent
                                                                     ------
Schedule"), each of which exceptions shall specifically identify the relevant
--------
subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

     Section 3.1. Organization and Powers. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. Each of Parent and Merger Sub is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Parent Material Adverse Effect. As used in this Agreement, "Parent Material Adverse Effect" means any
                                    ------------------------------
fact, condition, event, development or occurrence which, individually or when taken together with all other facts, conditions, events, developments or occurrences has an adverse effect of $2,500,000 or more on the financial condition operating results or business of Parent and its subsidiaries, taken as a whole; provided, however, that in no event shall the items set forth in Schedule C hereto be taken into account in determining whether a Parent Material Adverse Effect has occurred.

     Section 3.2. Capital Stock. Parent has authorized capital stock consisting of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Parent Preferred Stock"). As of
                                             ----------------------
April 17, 2000: (a) 21,681,606 shares of Parent Common Stock were issued and outstanding, (b) no shares of Parent Preferred Stock were issued and outstanding, (c) no shares of Parent Common Stock were held as treasury shares,
(d) 5,108,354 shares of Parent Common Stock were reserved for issuance under Parent's 1998 Equity Compensation Plan (the "1998 Plan") and Parent's 1993 Stock
                                             ---------
Incentive Plan (the "1993 Plan" and, together with the 1998 Plan, the "Parent
                     ---------                                         ------
Stock Plans" (including (i) 2,991,550 shares reserved for issuance under the
-----------
1998 Plan, 952,200 of which were subject to outstanding options and 2,039,350 of which were reserved for future option grants, and (ii) 2,116,804 shares reserved for issuance under the 1993 Plan, all of which were subject to outstanding options, and (e) 90,000 shares of Parent Common Stock were reserved for issuance pursuant to stock options that were not issued under the Parent Stock Plans. Since April 17, 2000, no additional shares of capital stock have been reserved for issuance by Parent and the only issuances of shares of capital stock of Parent have been issuances of Parent Common Stock upon the exercise of outstanding Parent stock options. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws, and all of such treasury shares were acquired by Parent in compliance with all applicable laws, including, without limitation, all applicable federal and state securities laws. No shares of capital stock issued by Parent are or were at the time of their issuance subject to preemptive rights. There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of Parent, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Parent, in any case except as described in this Section 3.2. There are no voting trusts or other agreements or understandings to which Parent is a party, nor, to the knowledge of Parent, to which any shareholder of Parent is a party, with respect to the voting of capital stock of Parent.

     Section 3.3. Authority; Binding Effect. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. All necessary action, corporate or otherwise, required to have been taken by or on behalf of each of Parent and Merger Sub by applicable law, their respective charter documents or otherwise to authorize (a) the approval, execution and delivery on its behalf of this Agreement, and (b) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken, except that the Merger must be approved by the affirmative vote of a majority of the votes cast by the holders of the then outstanding shares of Parent Common Stock of record on the record date for the Parent Shareholders Meeting (the "Required Parent Shareholder
                                               ---------------------------
Approval"). This Agreement constitutes the valid and binding agreement of Parent
--------
and Merger Sub, enforceable against each of them in accordance with its terms, except (y) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (z) for the limitations imposed by general principles of equity.

     Section 3.4. No Conflict; Approvals. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the performance of the obligations herein will not, (a) violate or conflict with Parent's or Merger Sub's charter or bylaws, (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any contract to which Parent or any subsidiary is a party or by which it is bound, or (c) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 3.5 or in the Parent Schedule in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to Parent or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (b) and (c), for any such breaches, defaults, Liens, third party rights, cancellations, modifications, accelerations or losses of benefits, conflicts or violations which would not have a Parent Material Adverse Effect and do not impair the ability of Parent to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

     Section 3.5. Governmental Consents and Approvals. Except as set forth in the Parent Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any Governmental Entity, except (a) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (b) the filing of the Proxy Statement and related proxy materials with the SEC in accordance with the Exchange Act, (c) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, (d) the filing and recording of the Certificate of Merger in accordance with the DGCL, and (e) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent it from performing its obligations under this Agreement without having a Parent Material Adverse Effect.

     Section 3.6. SEC Reports. Parent has filed all required forms, reports and documents with the SEC since June 2, 1999 (collectively, the "Parent's SEC
                                                                  ------------
Reports"), including, without limitation, Parent's Quarterly Report on Form 10-Q
-------
for the quarter ended October 30, 1999. Parent's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of Parent's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has heretofore delivered to the Company, in the form filed with the SEC, all of Parent's SEC Reports.

     Section 3.7. Financial Statements. Parent has delivered to the Company true and complete copies of the (a) consolidated balance sheet of Parent and its subsidiaries at January 30, 1999 and the related consolidated income statement and statement of cash flow for the year then ended, together with the notes thereto, audited by Arthur Andersen LLP, and (b) unaudited consolidated balance sheet of Parent and its subsidiaries at January 29, 2000 and the related consolidated income statement and statement of cash flow for the year then ended, both of which have been prepared in accordance with GAAP (except as may be indicated in the notes thereto). Such balance sheets, including the related notes, fairly present in all material respects the consolidated financial position of Parent and its subsidiaries at the dates indicated and such consolidated income statements and statements of cash flow fairly present in all material respects the consolidated results of operations, and cash flow of Parent and its subsidiaries for the periods indicated. The unaudited consolidated balance sheet of Parent and its subsidiaries at January 29, 2000 described above is referred to herein as the "Parent 1999 Balance
                                                       -------------------
Sheet." The unaudited consolidated financial statements of Parent and its
-----
subsidiaries as at and for the year ended January 29, 2000 are referred to herein as the "Parent Unaudited Financial Statements."
               -------------------------------------

     Section 3.8. Absence of Certain Changes. Except as otherwise disclosed in the Parent Schedule, since January 29, 2000, Parent and its subsidiaries have not (a) been subject to any events or conditions of any character that would have a Parent Material Adverse Effect or prevent Parent from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, (b) amended or otherwise modified its Articles of Incorporation or bylaws (or similar organization document), (c) made any material change to accounting methods, principles or practices, except as required by a change in GAAP occurring after January 29, 2000, (d) sold, transferred, leased to others or otherwise disposed of any material properties or assets, except in the ordinary course of business, (e) terminated or received any notice of termination of any material contract, lease, license or other agreement or any Authorization other than in the ordinary course of business,
(f) entered into any material transaction, contract or commitment other than in the ordinary course of business; or (g) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (b) through (f) of this Section 3.8.

     Section 3.9. Absence of Undisclosed Liabilities. Neither Parent nor any of its subsidiaries have any material indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (a) as and to the extent reflected, reserved against or otherwise disclosed in the Parent 1999 Balance Sheet, (b) for liabilities and obligations incurred subsequent to January 29, 2000 in the ordinary course of business and which do not have a Parent Material Adverse Effect or prevent Parent from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, or (c) as disclosed in the Parent Schedule.

     Section 3.10. Absence of Litigation; Claims. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any Governmental Entity or arbitrator, which, if decided adversely to Parent or such subsidiary, would have a Parent Material Adverse Effect or prevent Parent from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which could reasonably be expected to have such effect.

     Section 3.11.  Authorizations; Compliance With Law.

               (a) Parent and its subsidiaries hold all Authorizations from all Governmental Entities and other persons which are necessary for the lawful conduct of their respective businesses and their use and occupancy of their assets and properties in the manner heretofore conducted, used and occupied, except where the failure to hold any of the foregoing would not have a Parent Material Adverse Effect or prevent Parent from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

               (b) Parent and each of its subsidiaries is in compliance in all material respects with all applicable laws, statutes, ordinances, codes, rules and regulations of any Governmental Entities.

     Section 3.12. Adequacy of Disclosure. Parent has made available to the Company copies of all documents listed or referred to in the Parent Schedule hereto or referred to herein. Such copies, and all documents and materials delivered or made available in connection with the Company's investigation of Parent in connection with the transactions contemplated hereby, are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder. No representation or warranty by Parent in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Company pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

     Section 3.13. Assets. Except as described in the Parent Schedule, Parent has valid leasehold title to all personal property leased by it and good and marketable title to its owned personal property, including, without limitation, those assets and properties reflected in the Parent 1999 Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except
(a) the lien of current taxes not yet due and payable, (b) properties, interests, and assets disposed of by Parent since January 29, 2000 solely in the ordinary course of business consistent with past practice, (c) liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security and public liability laws and other similar legislation, (d) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business, (e) such secured indebtedness as is disclosed in the Parent 1999 Balance Sheet covering the properties referred to therein, and (f) such imperfections of title, easements and encumbrances, if any, as do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto. Except as set forth in the Parent Schedule, all buildings, structures, facilities, equipment and other items of tangible personal property reflected on the Parent 1999 Balance Sheet or acquired since January 29, 2000 are in good operating condition and repair, subject to normal wear and maintenance and are useable in the ordinary course of business of Parent.

     Section 3.14.  Taxes.

               (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Parent (the "Parent
                                                                          ------
Tax Returns") on or prior to the date hereof or with respect to taxable periods
-----------
ending on or prior to the date hereof with respect to any Taxes have been or will be timely filed with the appropriate Governmental Entities in all jurisdictions in which such Parent Tax Returns are required to be filed, and all such Parent Tax Returns correctly reflect in all material respects the liabilities of Parent for Taxes for the periods, property or events covered thereby.

               (b) All Taxes, including, without limitation, those which are called for by the Parent Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from Parent, have been fully paid or properly accrued. The accruals for Taxes contained in Parent 1999 Balance Sheet are adequate to cover the tax liabilities of Parent as of January 29, 2000 and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate.

               (c) Parent has not received any notice of assessment or proposed assessment in connection with any Taxes or Parent Tax Returns and there are no pending tax examinations of or tax claims asserted against Parent or any of its assets or properties. Parent has not extended, or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes.

     Section 3.15. Employee Benefit Plans; Employment Agreements. Except as set forth on the Parent Schedule, all employee benefit plans (as defined in Section 3(3) of ERISA) that are maintained or sponsored by Parent and any other benefit arrangement, obligation or other practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contracts that is maintained by Parent (together, "Parent Employee Plans") are
                                                   ---------------------
in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), all Parent Employee Plans have been operated at all times in accordance with their terms, and Parent has performed all material obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Parent Employee Plans.

     Section 3.16. Labor Matters. Except as disclosed on the Parent Schedule, there are no material controversies pending or, to the knowledge of Parent, threatened, between Parent and any of its employees. Parent is not a party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Parent as an exclusive bargaining representative for employees of Parent. Except as disclosed on the Parent Schedule, to Parent's knowledge, there is no significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Parent Schedule, (a) there is no active arbitration under any collective bargaining agreement involving Parent, (b) there is no unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against Parent pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to Parent's knowledge, threatened, and (c) there is no strike, picketing or work stoppage by, or any lockout of, employees of Parent pending, or to Parent's knowledge, threatened, against or involving Parent.

     Section 3.17.  Environmental Matters. Except as set forth in the Parent
Schedule:

                    (a) no written notice, notification, demand, request for information, citation, summons or order has been received by Parent, no complaint has been filed, no penalty has been assessed and no investigation, action, claim or proceeding is pending or, to the knowledge of Parent, threatened by any Governmental Entity or other Person against Parent under any Environmental Law, except for those which would not reasonably be expected to result in a Parent Material Adverse Effect;

                    (b) Parent has not incurred any Environmental Liabilities, which would result in a Parent Material Adverse Effect, and, to the knowledge of Parent, there are no facts, conditions or circumstances which could reasonably be expected to result in or be the basis for any such liability, which, if adversely determined, would result in a Parent Material Adverse Effect; and

                    (c) Parent and its respective operations are in compliance with all Environmental Laws, and have and are in compliance with all Environmental Permits, except where such non-compliance would not reasonably be expected to have a Parent Material Adverse Effect.

     Section 3.18.  Intellectual Property.

               (a) Except as set forth in the Parent Schedule, Parent owns, or is licensed pursuant to fully-paid (other than upgrade costs and purchaser maintenance costs), perpetual licenses to use, or otherwise possesses or has legally enforceable rights to use, all software, firmware, copyrights, patents, trademarks, service marks, trade names, trade secrets and proprietary technologies, know-how, and all other inventions, discoveries, improvements, processes and formulas (secret or otherwise) and any related documentation thereto used or possessed by or related to Parent or necessary for the current conduct of the business of Parent.

               (b) Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of the transactions contemplated hereby, in violation of any licenses, sublicenses and other contracts to which Parent is a party and pursuant to Parent is authorized to use any patent, copyright, trademark, trade name, service mark or any other form of intellectual property or trade secret owned by a third party.

               (c) To the knowledge of Parent, all copyrights, patents, trademarks, service marks and trade names held by Parent are valid and subsisting, except for any failures so to be valid and subsisting that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

               (d) In conducting its business as presently conducted, to the knowledge of Parent, except as disclosed in the Parent Schedule, Parent is not infringing upon or unlawfully or wrongfully using any patent, copyright, trademark, trade name, service mark or any other form of intellectual property or trade secret owned or claimed by another. Except as disclosed in the Parent Schedule, Parent is not in default under, nor has it received any notice of any claim of infringement or any other claim or proceeding relating to, any such patent, copyright, trademark, trade name, service mark, trade secret or any other form of intellectual property or any agreement relating thereto.

     Section 3.19. Tax Matters. Neither Parent or Merger Sub nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 3.20. Affiliates. Except for the persons listed in the Parent Schedule, there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 145 under the Securities Act.

     Section 3.21. Opinion of Financial Advisor. Parent has received the opinion of Donaldson, Lufkin and Jenrette Securities Corporation (the "Parent
                                                                       ------
Financial Advisor"), dated April 21, 2000, to the effect that, as of such date,
-----------------
the Common Exchange Ratio is fair to Parent from a financial point of view and a copy of such opinion has been made available to the Company.

     Section 3.22. Brokers and Finders. Neither Parent nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that Parent has employed the Parent Financial Advisor as its financial advisor pursuant to the terms of an engagement letter, a true and complete copy of which has previously been furnished to the Company.

     Section 3.23.  Board Action.

               (a) The Board of Directors of Parent has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Parent and its shareholders and has resolved to recommend to such shareholders that they vote in favor of the transactions contemplated by this Agreement.

               (b) Parent represents and warrants that as of the date hereof it has been advised by each of its directors and executive officers that each such person intends to vote his shares of Parent Common Stock in favor of the issuance of the Merger Stock.

     Section 3.24. Accounting Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action, and, except as set forth on the Parent Schedule, no fact or circumstance is known to Parent, that would prevent the Company from accounting for the Merger as a "pooling of interests."

     Section 3.25. Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of the capital stock of Parent necessary to approve this Agreement and the Merger.

     Section 3.26.  ZB Holdings LLC. Except as set forth in the Parent Schedule:

               (a) Parent has no obligation to provide additional financing to ZB Holdings LLC, a Delaware limited liability company and affiliate of Parent ("Holdings");
  --------

               (b) Parent has no obligation to purchase the membership interests of any other member of Holdings;

               (c) Parent owns (or has adequate rights to use or transfer pursuant to license, sublicence, agreement or permission) the uniform resource locator www.zanybrainy.com; and
        -------------------

               (d) Upon the dissolution and cessation of the business of Holdings and its wholly-owned subsidiary, ZanyBrainy.com LLC, a Delaware limited liability company, Parent will not be restricted from operating another online retail website.

                                  ARTICLE IV
                               OTHER AGREEMENTS

     Section 4.1. Conduct of the Company's Business. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise consent in writing, the business of the Company and the Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of those of its present officers, employees and consultants that are integral to the operation of its business as presently conducted and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company and the Subsidiaries have significant business relations. By way of amplification and not limitation, except as otherwise expressly contemplated by this Agreement, the Company agrees on behalf of itself and its Subsidiaries that, without the prior written consent of Parent, which consent in the case of clauses (b)(iii)-(vii), (c), (d) and (e) below shall not be unreasonably withheld or delayed, each of the Company and its Subsidiaries will, between the date of this Agreement and the Effective Time:

               (a) not, directly or indirectly, do any of the following: (i) amend or propose to amend its charter documents or by-laws; (ii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iii) redeem, purchase, acquire or offer to acquire any shares of its capital stock; (iv) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any rights agreement, stock option plans described in the Company Schedule or otherwise, provided that the Company may issue shares of Company Common Stock pursuant to currently outstanding options or employee stock purchases referred to in the Company Schedule in response to Section 2.3 above and the Company may issue options pursuant to the Company Option Plan in amounts and on terms consistent with past practice, provided that such option grants do not exceed 50,000 shares in the aggregate; (v) accelerate, amend or change the period of exerciseability of options or restricted stock granted under any of the Company Stock Plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement; (vi) except as set forth in Section 2.26(b) in connection with the transactions contemplated by this Agreement, amend the Rights Agreement or redeem the rights issued pursuant thereto; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (a);

               (b) not, directly or indirectly, (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or make any equity investments therein; (ii) issue, sell, pledge, dispose of or encumber any assets (including, without limitation, licenses, Authorizations or rights) of the Company or the Subsidiaries (except for (A) purchases or sales of inventory in the ordinary course of business and in a manner consistent with past practice, (B) dispositions of obsolete or worthless inventory, (C) purchases or sales of immaterial assets not in excess of $50,000 in the aggregate and (D) as set forth in the Company Schedule) or enter into any securitization transactions; (iii) incur any indebtedness for borrowed money or issue any debt securities exceeding $50,000 in the aggregate except for borrowings and reborrowings under the Company's existing credit facility in the ordinary course of business and consistent with past practice and except as set forth in the Company Schedule, (iv) make any commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $50,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets or except as set forth in the Company Schedule; (v) enter into or modify any material contract, lease or agreement except in the ordinary course of business and consistent with past practice or except as set forth in the Company Schedule; (vi) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of business or except as expressly provided herein; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

               (c) not, directly or indirectly, (i) initiate any litigation or arbitration proceeding; (ii) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business pursuant to arm's length transactions on commercially reasonable terms; (iii) make any material change to its accounting methods, principles or practices except as required by a change in GAAP occurring after the date hereof; or (iv) settle or compromise any Tax liability for an amount in excess of $25,000 or, on any Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in similar Tax Returns in prior periods;

               (d) not, directly or indirectly, (i) grant any increase in the salary or other compensation of its employees except in the ordinary course of business and consistent with past practice or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or employee of the Company; (ii) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices; or (iii) adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees except as set forth in the Company Schedule; and

               (e) not, directly or indirectly, take (and will use reasonable efforts to prevent any affiliate of the Company from taking) or agree in writing or otherwise to take, (i) any of the actions described in this Section 4.1; (ii) any action which would make any of the Company's representations or warranties in this Agreement, if made on and as of the date of such action or agreement, untrue or incorrect in any material respect; (iii) any action which could prevent it from performing, or cause it not to perform, its obligations under this Agreement; (iv) any action that would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code; or (v) any action that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes.

     Section 4.2. Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business in the ordinary course of business and consistent with past practice and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

               (a) amend or otherwise change Parent's Articles of Incorporation or By-Laws;

               (b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; or (ii) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any rights agreement, stock option plans or otherwise, provided that Parent may issue shares of Parent Common Stock pursuant to currently outstanding options or employee stock purchases referred to on the Parent Schedule in response to Section 3.2 above and Parent may issue options pursuant to its 1998 Equity Compensation Plan in amounts and on terms consistent with past practice, provided that such option grants do not exceed 50,000 shares in the aggregate;

               (c) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or prevent the consummation of the Merger and the other transactions contemplated by this Agreement; or

               (d) take any action to change its accounting policies or procedures except as required by a change in GAAP occurring after the date hereof; or

               (e) take or agree in writing or otherwise to take, (i) any of the actions described in this Section 4.2; (ii) any action which would make any of Parent's representations or warranties in this Agreement, if made on and as of the date of such action or agreement, untrue or incorrect in any material respect; (iii) any action which could prevent it from performing, or cause it not to perform, its obligations under this Agreement; (iv) any action that would cause the Merger not to be treated as a reorganization within the meaning of
Section 368(a) of the Code; or (v) any action that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes.

     Section 4.3. Parent's Undertakings. Parent will not, directly or indirectly, take (and will use reasonable efforts to prevent any affiliate of Parent from taking) any action that would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code or would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes. Parent shall as promptly as practicable following the date hereof apply for approval for listing of Parent Common Stock to be issued pursuant to the Merger on the Nasdaq National Market upon official notice of issuance.

     Section 4.4. Access to Information. Between the date of this Agreement and the Closing Date, the Company and Parent will each (a) give the other party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices, warehouses and other facilities and to all of its books and records, (b) permit the other party and its authorized representatives to make such reasonable inspections as it may require and (c) cause its officers and those of its subsidiaries to furnish the other party and its authorized representatives with such financial and operating data and other information with respect to its business and properties, as the other party and its authorized representatives may from time to time reasonably request. All such access and information obtained by Parent, the Company and their authorized representatives shall be subject to the terms and conditions of the confidentiality agreement between the Company and Parent dated February 28, 2000 (the "Confidentiality Agreement").
                              -------------------------

     Section 4.5.   Stockholder Vote; Proxy Statement.

               (a) As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with Rules 14a-1 et seq.
                                                                       -- ----
of the Exchange Act, the DGCL, the rules of the National Association of Securities Dealers, Inc. and the Company's Certificate of Incorporation and By-laws to call, give notice of, convene and hold a meeting of the Company's stockholders to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable (the "Company Stockholders Meeting"). Subject
                                       ----------------------------
to the fiduciary duties of the Board of Directors under applicable law, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel, the Board of Directors of the Company shall use its reasonable best efforts to solicit and secure from its stockholders such approval and adoption of this Agreement and the transactions contemplated hereby, which efforts may include, without limitation, soliciting stockholder proxies therefor, and to advise the other party upon its request, from time to time, as to the status of the stockholder vote then tabulated.

               (b) As promptly as practicable after the date hereof, Parent shall take all action necessary in accordance with Rules 14a-1 et seq. of the
                                                               -- ----
Exchange Act, the laws of the Commonwealth of Pennsylvania, the rules of the National Association of Securities Dealers, Inc. and Parent's Articles of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of Parent's shareholders to consider and vote upon the approval of the Merger and for such other purposes as may be necessary or desirable (the "Parent
                                                               ------
Shareholders Meeting"). Subject to the fiduciary duties of the Board of
--------------------
Directors of Parent under applicable law, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel, the Board of Directors of Parent shall use its reasonable best efforts to solicit and secure from its shareholders such approval, which efforts may include, without limitation, soliciting shareholder proxies therefor, and to advise the other party upon its request, from time to time, as to the status of the shareholder vote then tabulated.

               (c) As promptly as practicable after the date hereof, the Company and Parent shall jointly prepare and file with the SEC preliminary proxy materials that shall constitute the joint proxy statement of the Company and Parent under the Exchange Act with respect to the Merger (the "Proxy
                                                               -----
Statement"), and a registration statement on Form S-4 with respect to the Parent
---------
Common Stock to be issued in connection with the Merger (the "Registration
                                                              ------------
Statement") and will thereafter use their respective best efforts to respond to
---------
any comments of the SEC with respect thereto and to cause the Registration Statement to become effective, and the Proxy Statement and proxy to be mailed to the Company's and the Parent's stockholders, as promptly as practicable. The Proxy Statement shall include the unqualified recommendation of (i) the Company's Board of Directors that the Company's stockholders vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel and (ii) Parent's Board of Directors that Parent's shareholders vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, unless otherwise necessary due to the applicable fiduciary duties of the directors of Parent, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel.

               (d) As soon as practicable after the date hereof, the Company and Parent shall prepare and file any other filings required to be filed by each under the Exchange Act or any other federal or state securities laws relating to the Merger and the transactions contemplated hereby (collectively, "Other
                                                                    -----
Filings") and will use their best efforts to respond to any comments of the SEC
-------
or any other appropriate government official with respect thereto.

               (e) The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Registration Statement, the Proxy Statement and the Other Filings (collectively, the "SEC Transaction Filings") and shall provide promptly to the other party any
     -----------------------
information that such party may obtain that could necessitate amending any such document.

               (f) The Company and Parent will notify the other party promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the SEC Transaction Filings or for additional information and will supply the other party with copies of all correspondence between the Company or any of its representatives or Parent and any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Transaction Filings, the Company and Parent agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Proxy Statement, mailing such supplement or amendment to the Company's stockholders. Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

               (g) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by the Company for inclusion in the Proxy Statement shall not, at the time the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company, any of its Subsidiaries or any affiliates of the foregoing should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent.

               (h) The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, at the time the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its affiliates should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company.

     Section 4.6. Reasonable Best Efforts. Subject to the fiduciary duties of its Board of Directors, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel, and except as otherwise provided herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, statutes, ordinances, codes, rules and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including, without limitation, the satisfaction of all conditions to the Merger, and to consummate the Merger as promptly as practicable.

     Section 4.7. Public Announcements. No party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided, that nothing contained herein shall prevent any party from promptly making all filings with Governmental Entities and all disclosure as may, in its good faith judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing).

     Section 4.8. Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of
(i) any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein or (ii) any failure to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it, give notice thereof to the other parties and shall use its best efforts to prevent or promptly to remedy such breach or failure; provided, however, that none of such notices shall be deemed to modify, amend or supplement the representations and warranties of the such party or the disclosure schedules of such party for the purposes of Article V hereof, unless the other party shall have consented thereto in writing.

     Section 4.9. Subsequent Financial Statements. Prior to the Effective Time, each party will consult with the other prior to (a) making publicly available its financial results for any period, and (b) the filing of (which shall be a timely filing with the SEC) each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by it under the Exchange Act and will promptly deliver to the other copies of each such report filed with the SEC.

     Section 4.10.  Regulatory and Other Authorizations.

               (a) Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the Merger and to obtain all Authorizations, consents, orders and approvals of Governmental Entities and non-governmental third parties that may be or become necessary for (i) the performance of its respective obligations pursuant to this Agreement, and (ii) the ownership of the Surviving Entity by Parent, and each party will cooperate fully with the other party in promptly seeking to obtain all such Authorizations, consents, orders and approvals. The foregoing covenant shall not include any obligation by Parent or the Company to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company, except as to any stores of the Company and its Subsidiaries which account for no more than 5% of the total revenues of the Company and its Subsidiaries taken as a whole or any stores of Parent and its subsidiaries which account for no more than 3% of the total revenues of Parent and its subsidiaries taken as a whole.

               (b) The Company and Parent shall each promptly make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and shall promptly respond to any request for additional information with respect thereto. Each such filing shall request early termination of the waiting period imposed by the HSR Act.

               (c) The Company and Parent will consult with each other with respect to any suit, action or proceeding by any third party, including any Governmental Entity, to restrain, prohibit or otherwise oppose the Merger or any other transaction contemplated by this Agreement and will use their commercially reasonable best efforts to resist any such effort to restrain, prohibit or otherwise oppose the Merger or any other transaction contemplated by this Agreement; provided, however, that neither the Company nor Parent shall have any obligation to make material expenditures in connection with such efforts.

     Section 4.11. Takeover Statute. If any Takeover Statute shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute.

     Section 4.12.  Indemnification of Directors and Officers.

               (a) The By-Laws and Certificate of Incorporation of the Surviving Entity shall contain the provisions with respect to indemnification set forth in the By-Laws and Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors or officers of the Company or its Subsidiaries, unless such modification is required after the Effective Time by law.

               (b) For a period of six years after the Effective Time, Parent shall cause the Surviving Entity to maintain in effect, if available, directors' and officers' liability insurance covering those individuals who served as directors or officers of the Company at any time during the 12 months immediately preceding the Effective Time on terms comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall the Surviving Entity be required to expend in excess of 300% of the annual premium currently paid by the Company for such coverage.

               (c) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owning by, and the timely performance of all other obligations of, the Surviving Entity under this
Section 4.12.

               (d) The provisions of this Section 4.12 shall survive the consummation of the Merger at the Effective Time, are intended to benefit the Company, the Surviving Entity and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Entity and shall be enforceable by the Indemnified Parties.

     Section 4.13.  Affiliates.

               (a) The Company shall use all reasonable efforts to cause each person who is so identified as an "affiliate" of it for purposes of Rule 145 under the Securities Act or the rules and regulations of the SEC relating to pooling of interests accounting treatment for merger transactions to deliver to Parent as promptly as practicable but in no event later than five business days prior to the Closing Date, a signed agreement substantially in the form of Schedule B. The Company shall notify Parent from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 4.13(a).

               (b) Parent shall use all reasonable efforts to cause each person who is so identified as an "affiliate" of it for purposes of Rule 145 under the Securities Act or the rules and regulations of the SEC relating to pooling of interests accounting treatment for merger transactions to deliver to the Company as promptly as practicable but in no event later than five business days prior to the Closing Date, a signed agreement substantially in the form of Schedule D. Parent shall notify the Company from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 4.13(b).

     Section 4.14. Tax-Free Reorganization. Each of Parent and the Company will use its best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and to enable its respective counsel to render the opinions contemplated by Sections 5.2(f) and 5.3(g). Each party shall make, and shall use its best efforts to cause those of its respective officers and stockholders that counsel to the parties shall reasonably request to make, such representations and certifications as counsel to the parties shall reasonably request to enable them to render such opinion, including, without limitation, the representations of Parent contained in a certificate of Parent and the representations of the Company contained in a certificate of the Company.

     Section 4.15.  No Solicitation.

               (a) Without the prior written consent of Parent, from and after the date hereof, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any officers, directors, employees, financial advisors, agents and other representatives of any of the foregoing

("Representatives") to, directly or indirectly, (i) solicit, initiate or
  ---------------
encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as hereinafter defined) from any person; (ii) engage in any discussion or negotiations relating to any Acquisition Proposal; or (iii) enter into any agreement with respect to, agree to, approve or recommend any Acquisition Proposal. Notwithstanding any other provision hereof, the Company may, at any time prior to the time the Company's stockholders shall have voted to approve this Agreement engage in discussions or negotiations with a third party (and may furnish such third party information concerning the Company and its business, properties and assets to such party), provided that all of the following has occurred: (1) such party has (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company or the Representatives after the date hereof) made an unsolicited bona fide written Acquisition Proposal, which proposal the Company's Board of Directors in good faith concludes (after consultation with its financial advisors and outside counsel) would result in a transaction that is more favorable to its stockholders from a financial point of view than the transactions contemplated by this Agreement and the Company's Board of Directors shall determine in good faith (after consultation with its financial advisors and outside counsel) that such third party is financially able to consummate the Acquisition Proposal (such an Acquisition Proposal, a "Superior Proposal"), (2)
                                                       -----------------
the Company's Board of Directors shall determine in good faith (after consultation with outside counsel) that such action is necessary for it to act in a manner consistent with its fiduciary duties under applicable law, (3) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company receives from such person or entity an executed confidentiality agreement in the same form as the Confidentiality Agreement, (4) the Company shall have fully complied with this Section 4.15; (5) Parent shall have been promptly notified in writing of such Acquisition Proposal, including all of its terms and conditions, shall have promptly been given copies of such proposal and shall have promptly been apprised of all material discussions, and the content thereof, with respect to the Acquisition Proposal. In addition, the Company may (A) comply with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; and/or (B) change its recommendation concerning the Merger or accept a Superior Proposal from a third party, provided that in either case the Company terminates this Agreement pursuant to Section 6.1(i) hereof. As used herein, "Acquisition
                                                                   -----------
Proposal" means a proposal or offer for a tender or exchange offer, merger,
--------
consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary thereof.

               (b) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or its Representatives with respect to the foregoing and shall promptly request the return of all confidential or proprietary information of the Company furnished to any of such parties. The Company shall give Parent at least two business days prior written notice of (i) any meeting of the Board of Directors of the Company to take any action with respect to an Acquisition Proposal or to withdrawing or modifying, in a manner adverse to Parent, its recommendation to the Company's stockholders in favor of approval of the Merger and (ii) any agreement to be entered into with any person making such inquiry, offer or proposal.

               (c) Prior to accepting a Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with Parent, for a period of not less than three business days, to make such changes to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby.

               (d) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, without limitation, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

               (e) The Company shall ensure that the officers, directors and Affiliates of the Company and its Subsidiaries and any investment banker or other financial advisor or representative retained by the Company or any Subsidiary of the Company are aware of the restrictions described in this
Section 4.15.

     Section 4.16.  Accountant's Letters.

               (a) Following receipt by the Company's independent public accountants of an appropriate request from Parent pursuant to Statement of Auditing Standards ("SAS") No. 72, the Company shall use reasonable best efforts to cause to be delivered to Parent two letters from the Company's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to the Company and Parent, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The Company shall use reasonable best efforts to cause to be delivered to Parent a copy of a letter from the Company's independent accountants dated as of the Closing Date, regarding the qualification of the Merger as a pooling-of-interests under Opinion 16 of the Accounting Principles Board.

               (b) Following receipt by the Parent's independent public accountants of an appropriate request from the Company pursuant to SAS No. 72, Parent shall use reasonable best efforts to cause to be delivered to the Company two letters from Parent's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to Parent and the Company, in form reasonably satisfactory to the Company and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Parent shall use reasonable best efforts to cause to be delivered to the Company a copy of a letter from Parent's independent public accountants, addressed to Parent, dated the Closing Date, regarding the qualification of the Merger as a pooling-of-interests under Opinion 16 of the Accounting Principles Board.

               (c) Each of the Company and Parent shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC.

     Section 4.17. Employee Matters. Company employees shall be eligible to participate in all benefit plans in which similarly situated employees of Parent are eligible to participate. For all purposes, including, without limitation, eligibility, vesting, vacation accrual and entitlement, benefits and benefit accruals under all benefit plans of Parent, Parent shall give the Company employees credit for all service with the Company prior to the Closing Date as if such service had been service with Parent, provided that no credit will be given for any service that would result in a duplication of benefits under any such benefit plan. Prior to the Effective Time, Parent shall have established a definitive severance pay plan reflecting the principal terms set forth in Schedule F.

     Section 4.18. The Company's Chief Executive Officer and President.. Parent shall, as of the Effective Time, have entered into a definitive arrangements with each of Stanley Greenman and Stewart Katz reflecting the principal terms set forth in Schedule E.

     Section 4.19. Board of Directors. The Board of Directors of Parent will take action prior to the Effective Time to cause the number of directors comprising the full Board of Directors of Parent at the Effective Time to be increased to eight persons, and Stanley Greenman shall be elected to the Board of Directors of Parent by Parent's Board of Directors effective at the Effective Time, such increase in number and such election to be subject to the Closing.

     Section 4.20.  Undertakings Relating to the Real Property.

               (a) The Company shall promptly deliver to Parent all surveys, site plans, subdivision plans, schematic drawings, maps, construction drawings, plans and specifications, certificates of occupancy, permits, licenses and approvals in its possession concerning the Real Property, as well as copies of the deeds by which the Company acquired title to the Phillipsburg Distribution Center and all policies of title insurance, Permitted Encumbrances and other title information in its possession concerning the Real Property.

               (b) At Parent's request, the Company shall promptly deliver to Parent a schedule listing each of the Real Estate Leases, and as to each identify the following information: (i) date of initial lease and each amendment, (ii) name of landlord (if different from that shown in lease), (iii) remaining options to extend the term, accept expansion space, surrender a portion of the leased space, and/or terminate the lease, and the dates by which notice must be given to exercise each such option, and (iv) tenant's share (expressed as a dollar amount) of operating expenses, common area maintenance charges, taxes and other costs and expenses.

               (c) The Company shall file and cause to be recorded in the Office of the Recorder of Deeds in and for the County of Warren, State of New Jersey, a copy of all documents, certified by the appropriate Secretary of State, evidencing that Noodle Kidoodle, Inc., a Delaware corporation now holds title to the property conveyed to Martin Zippel, Co., Inc. by deed dated September 20, 1982 and recorded January 21, 1983 in Book 816, Page 347 in the Office of the Recorder of Deeds in and for the County of Warren, State of New Jersey.

               (d) At Parent's request, the Company shall provide Parent and any environmental consultant acting on its behalf (such consultant to be reasonably acceptable to the Company) access to the two parcels of land owned by the Company adjacent to the Phillipsburg Distribution Center for the purpose of performing a Phase I environmental investigation. At the Company's request, it shall have the right to discuss the investigation with the consultant and Parent shall promptly deliver to the Company drafts of the consultant's report as well as the results of any such investigation.

     Section 4.21. Company 401(k) Plans. The Company shall take all such actions as may be necessary to cause the Noodle Kidoodle, Inc. 401(k) Plan and Noodle Kidoodle, Inc. Supplemental 401(k) Plan to be terminated effective as of the Effective Time.

                                   ARTICLE V
                             CONDITIONS TO CLOSING

     Section 5.1. Conditions to the Obligations of the Company and Parent and Merger Sub. The respective obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the transactions contemplated hereby are subject to the requirements that:

               (a)  Stockholder Approval. This Agreement and the Merger shall
                    --------------------
have been approved and adopted by the requisite vote of (i) the stockholders of the Company in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Company, and (ii) the shareholders of Parent as may be required by law and by any applicable provisions of its Articles of Incorporation and Bylaws.

               (b)  No Injunctions or Restraints; Illegality. No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition shall have been issued and be in effect (i) restraining or prohibiting the consummation of the Merger or any of the transactions contemplated hereby, or (ii) prohibiting or limiting the ownership, operation or control by the Company, Parent or any of their respective subsidiaries of any portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or compelling the Company, parent or any of their respective subsidiaries to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of the Company, parent or any of their respective subsidiaries (except as contemplated by Section 4.10(a) hereof); nor shall any action have been taken by a Governmental Entity or any federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity or arbitrator, which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

               (c)  HSR Act. Any waiting period applicable to the consummation
                    -------
of the Merger under the HSR Act shall have expired or been terminated.

               (d)  Registration Statement. The Registration Statement shall
                    ----------------------
have been declared effective under the Securities Act and no stop orders with respect thereto shall have been issued, and Parent shall have received all requisite authorizations under all applicable state securities or blue sky laws necessary to consummate the transaction.

               (e)  Nasdaq Listing. Approval for listing by the Nasdaq National
                    --------------
Market upon official notice of issuance of Parent Common Stock to be issued in the Merger shall have been received by Parent.

               (f)  Pooling. Parent shall have received and delivered to the
                    -------
Company and the Company's independent public accountants, a letter from its independent public accountants, dated approximately the date the Registration Statement is declared effective and as of the Closing Date, stating that the Merger will qualify as a pooling-of-interests under Opinion 16 of the Accounting Principles Board. The Company shall have received and delivered to Parent, a letter from its independent public accountants, dated approximately the date the Registration Statement is declared effective and as of the Closing Date, regarding the qualification of the Merger as a pooling of interests for accounting purposes.

     Section 5.2. Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the further requirements that:

               (a)  Representations and Warranties. The representations and
                    ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 5.2(a) only, such representations and warranties shall be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Parent Material Adverse Effect.

               (b)  Performance of Obligations. Each of the obligations of
                    --------------------------
Parent and Merger Sub to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing Parent shall have delivered to the Company a certificate to that effect.

               (c)  Absence of Material Adverse Effect. No Parent Material
                    ----------------------------------
Adverse Effect shall have occurred, and no fact or circumstance shall exist which could reasonably be expected to result in a Parent Material Adverse Effect.

               (d)  Consents. The consents set forth on Item 5.2(d) of the
                    --------
Parent Schedule shall have been obtained.

               (e)  Tax Opinion. Kramer Levin Naftalis & Frankel LLP shall have
                    -----------
delivered to the Company its written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that the Merger constitutes a reorganization under Section 368(a) of the Code and that Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

               (f)  Ancillary Agreements. Each of Stanley Greenman and Stewart
                    --------------------
Katz shall have entered into definitive arrangements reflecting the principal terms set forth in Schedule E and Parent and the Company shall have entered into employment agreements with each of them, substantially in the form attached to Schedule E as Exhibits A and B, respectively. Each affiliate of Parent listed in the Parent Schedule shall have executed and delivered the Affiliate Agreement substantially in the form of Schedule D.

               (g)  Fairness Opinion. The Board of Directors of the Company
                    ----------------
shall have received from the Company Financial Advisor a written opinion, dated as of the date hereof, in form and substance reasonably satisfactory to the Board of Directors of the Company, to the effect that the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the stockholders of the Company and not subsequently withdrawn.

     Section 5.3. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated herebys are subject to the further requirements that:

               (a)  Representations and Warranties. The representations and
                    ------------------------------
warranties of the Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 5.3(a) only, such representations and warranties shall be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (without regard to materially qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Company Material Adverse Effect.

               (b)  Performance of Obligations. Each of the obligations of the
                    --------------------------
Company to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing the Company shall have delivered to Parent a certificate to that effect.

               (c)  Absence of Material Adverse Effect. No Company Material
                    ----------------------------------
Adverse Effect shall have occurred, and no fact or circumstance shall exist which could reasonably be expected to result in a Company Material Adverse Effect.

               (d)  No Litigation. There shall not be any litigation or other
                    -------------
proceeding pending or threatened, which is reasonably likely to be decided adversely to the Company and reasonably likely to have a Company Material Adverse Effect.

               (e)  Consents. The consents set forth on Item 5.3(e) of the
                    --------
Company Schedule shall have been obtained.

               (f)  Tax Opinion. Morgan, Lewis & Bockius LLP shall have
                    -----------
delivered to Parent its written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, substantially to the effect that the Merger constitutes a reorganization under Section 368 of the Code and that Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

               (h)  Fairness Opinion. The Board of Directors of Parent shall
                    ----------------
have received from the Parent Financial Advisor a written opinion, dated as of the date hereof, in form and substance reasonably satisfactory to the Board of Directors of Parent, to the effect that the Common Exchange Ratio is fair to Parent from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the shareholders of Parent and not subsequently withdrawn.

               (i)  Ancillary Agreements. Each affiliate of the Company listed
                    --------------------
in the Company Schedule shall have executed and delivered the Affiliate Agreement substantially in the form of Schedule B.

                                  ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

     Section 6.1. Termination. This Agreement may be terminated (by written notice by the terminating party to the other party) and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

               (a)  By mutual written consent of each of Parent and the Company;

               (b) By either Parent or the Company if the Merger shall not have been consummated on or before October 31, 2000 (the "Termination Date");
                                                     ----------------
provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

               (c) By either Parent or the Company if a Governmental Entity or arbitrator shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

               (d) (i) By Parent if the Company shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by the Company shall have been breached in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall not have been breached in any respect) when made or shall have since ceased to be true and correct in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and, with respect to the representations and warranties, such breaches or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a Company Material Adverse Effect, or (ii) by the Company if Parent shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Parent shall have been breached in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall not have been breached in any respect) when made or shall have since ceased to be true and correct in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and, with respect to the representations and warranties, such breaches or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a Parent Material Adverse Effect;

               (e) By Parent upon the existence of a condition or after the occurrence of an event which results in, or could reasonably be expected to result in, a Company Material Adverse Effect;

               (f) By the Company upon the existence of a condition or after the occurrence of an event which results in, or could reasonably be expected to result in, a Parent Material Adverse Effect;

               (g) By Parent, by written notice to the Company, if (i) the Board of Directors of the Company shall not have recommended the Merger to the Company's stockholders, or shall have modified in a manner adverse to Parent or rescinded its recommendation of the Merger to the Company's stockholders as being advisable and fair to and in the best interests of the Company and its stockholders, or shall have modified in a manner adverse to Parent or rescinded its approval of the Agreement, or shall have resolved to do any of the foregoing, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Acquisition Proposal (other than by Parent or an affiliate of Parent) or shall have resolved to do so, (iii) any Person (other than parent of an affiliate of Parent) acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of the outstanding shares of capital stock of the Company, (iv) a tender offer or exchange offer (other than by Parent or an affiliate of Parent) for more than 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders within the ten business day period (or such shorter period) required by Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such ten business day period (or such shorter period) with respect to the acceptance of such tender offer or exchange offer by its stockholders constituting such a failure) or (v) the Company or any of its Subsidiaries, without having received prior written consent from Parent, shall have entered into, authorized, recommended or proposed to its stockholders an agreement, arrangement, understanding or letter of intent with any Person (other than Parent or any of its Affiliates) to (A) effect a merger or consolidation or similar transaction involving the Company or any of its Subsidiaries, (B) purchase, lease, or otherwise acquire all or a substantial portion of the assets of the Company or any of its Subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) beneficial ownership of securities representing 15% or more of the voting power of the Company (in each case other than any such merger, consolidation, purchase, lease or other transaction involving only the Company and one or more of its Subsidiaries or involving only any two or more of its Subsidiaries);

               (h) (i) By Parent or the Company if the Required Company Stockholder Approval shall fail to have been obtained at the Company Stockholders Meeting, including any adjournments thereof or (ii) by the Company or Parent if the Required Parent Shareholder Approval shall fail to have been obtained at the Parent Shareholders Meeting, including any adjournments thereof; or

               (i) By the Company, by written notice to Parent, if (i) (A) the Company proposes to accept a Superior Proposal and simultaneously therewith the Company shall enter into a definitive acquisition merger or similar agreement to effect such Superior Proposal, or (B) the Company has changed its recommendation concerning the Merger, and (ii) in either of the foregoing cases, the Company has fully complied with its obligations under Section 4.15 hereof;

               (j) (i) By Parent if the Merger shall not have been consummated on or before the date that is 30 days following the fulfillment of the conditions to the Closing set forth in Sections 5.1 and 5.2, or (ii) by the Company if the Merger shall not have been consummated on or before the date that is 30 days following the fulfillment of the conditions to the Closing set forth in Sections 5.1 and 5.3; or

               (k) By the Company, by written notice to Parent, if the Board of Directors of Parent shall have modified in a manner adverse to the Company or rescinded its recommendations of the Merger to Parent's shareholders as being advisable and fair to and in the best interests of Parent and its shareholders, or shall have modified in a manner adverse to the Company or rescinded its approval of the Agreement, or shall have resolved to do any of the foregoing.

               (l) (i) By Parent if the final audited consolidated financial statements of the Company and its Subsidiaries as at and for the year ended January 29, 2000 contain any material adverse change from the Company Unaudited Financial Statements, or (ii) by the Company if the final audited consolidated financial statements of Parent and its subsidiaries as at and for the year ended January 29, 2000 contain any material adverse change from the Parent Unaudited Financial Statements.

               (m) (i) By Parent if the Parent Financial Advisor shall have withdrawn its written opinion to the effect that the Common Exchange Ratio is fair to Parent from a financial point of view, or (ii) by the Company if the Company Financial Advisor shall have withdrawn its written opinion to the effect that the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

     Section 6.2.   Effect of Termination.

               (a)  In the event of termination of this Agreement as provided in
Section 6.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in the last sentence of Section 4.4 and in Sections 4.7, 6.2(b), 7.9 and 7.13 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

               (b) If (i) this Agreement (A) is terminated by Parent pursuant to Section 6.1(g), (h)(i), (j)(i) or (m)(i) hereof or by the Company pursuant to
Section 6.1(h)(i), (i), (j)(ii), (k) or (m)(ii) hereof, or (B) is terminated as a result of the Company's breach of Section 4.15 hereof, and (ii) other than in the case of a termination under Section 6.1(j) hereof, either (A) at the time of such termination or prior to the Company Stockholders Meeting there shall have been an Acquisition Proposal (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders Meeting), or (B) within 12 months after termination of the Agreement the Company shall have entered into an agreement with respect to, or consummated, an Acquisition Proposal, then either the Company shall pay to Parent (in the case of a termination under Section 6.1(g), (h)(i), (i), (j)(i) or (m)(ii)), or Parent shall pay the Company (in the case of a termination under
Section 6.1(j)(ii), (k) or (m)(i)) an amount equal to (i) a cash termination fee of $2,250,000 (the "Termination Fee"), and (ii) all expenses incurred by such
                    ---------------
party in connection with the negotiation, execution and performance of the transactions contemplated hereby (including, without limitation, all fees and expenses payable to such party's financial advisors and counsel) not to exceed $1,000,000 ("Termination Expenses") within one business day after such
             --------------------
termination or, in the case of (ii)(B), entering into an agreement with respect to, or consummating an Acquisition Proposal. If this Agreement is terminated by Parent pursuant to Section 6.1(d)(i) or by the Company pursuant to Section 6.1(d)(ii), then either the Company shall pay to Parent (in the case of a termination under Section 6.1(d)(i)) or Parent shall pay to the Company (in the case of a termination under Section 6.1(d)(ii)) an amount equal to the Termination Expenses within one business day after such termination.

               (c) If either party fails to promptly pay any Termination Fee or Termination Expenses due under Section 6.2(b), such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including, without limitation, the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of interest as announced from time to time in the Wall Street

Journal from the date such fee was required to be paid.

     Section 6.3. Amendment. This Agreement may be amended by Parent and the Company pursuant to a writing adopted by action taken by Parent and the Company at any time before the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of the Company, no amendment may be made which would alter or change the amount or kinds of consideration to be received by the holders of Company Common Stock upon consummation of the Merger or which would materially and adversely affect the holders of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 6.4. Waiver. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.1. Survival of Representations and Warranties. The representations and warranties contained herein shall not survive beyond the Closing Date. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Closing Date.

     Section 7.2. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 7.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier service to the respective parties as follows:

     if to Parent or Merger Sub:

          Zany Brainy, Inc.
          2520 Renaissance Boulevard
          King of Prussia, PA 19406
          Telecopy:  (610) 278-7805
          Attention: Chief Executive Officer

          With a copy to:

          Morgan, Lewis & Bockius LLP
          1701 Market Street
          Philadelphia, PA  19103
          Telecopy:  (215) 963-5299
          Attention: Timothy Maxwell

     if to the Company:

          Noodle Kidoodle, Inc.
          801 Jericho Turnpike
          Syosset, NY
          Telecopy:  (516) 617-0516
          Attention: Chief Executive Officer

          with a copy to:

          Kramer Levin Naftalis & Frankel LLP
          919 3/rd/ Avenue
          New York, NY  10022
          Telecopy:  (212) 715-8000
          Attention: Richard Marlin

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or overnight courier service shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day in which such notice or communication was mailed.

     Section 7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     Section 7.5. Jurisdiction. Each of the parties submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in the State of Delaware with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby. Each of the parties agrees not to contest such venue as an inappropriate venue or forum or assert of a claim of forum non conveniens as a basis to move suc h claim or cause of action to another venue or forum.

     Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (including, without limitation, any employee of the Company or any Subsidiary) any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 4.12 and 4.18 (which are intended to be for the benefit of the persons provided for therein, and may be enforced by such persons.)

     Section 7.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 7.9. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses except that Parent and the Company shall share equally (a) the registration fees payable with respect to filing the Registration Statement and (b) all printing expenses incurred with respect to the Proxy Statement and the Registration Statement.

     Section 7.10. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

     Section 7.11. Binding Effect; Assignment. This Agreement shall inure to the benefit of be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto.

     Section 7.12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

     Section 7.13. Legal Fees and Costs. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to received from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                              ZANY BRAINY, INC.


                              By: /s/ Keith C. Spurgeon
                                 ----------------------------------------
                              Name:  Keith C. Spurgeon
                              Title: Chairman and Chief Executive Officer


                              NIGHT OWL ACQUISITION, INC.


                              By: /s/ Keith C. Spurgeon
                                 ----------------------------------------
                              Name:  Keith C. Spurgeon
                              Title: President


                              NOODLE KIDOODLE, INC.


                              By: /s/ Stanley Greenman
                                 ----------------------------------------
                              Name:  Stanley Greenman
                              Title: Chairman and Chief Executive Officer